UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

NexPoint Residential Trust, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 9, 2025

Dear NXRT Stockholder:

You are cordially invited to attend the annual meeting of stockholders of NexPoint Residential Trust, Inc. The meeting will be held on Tuesday, May 20, 2025, beginning at 10:00 a.m. Central Time. The annual meeting will be held exclusively through a virtual format. You will not be able to attend the annual meeting in person.

If your shares are held by a financial intermediary (such as a broker-dealer), and you want to participate in, but not vote at the annual meeting, please email EQ Fund Solutions, LLC (“EQ”) at attendameeting@equiniti.com, with “NXRT Meeting” in the subject line and provide your full name, address and proof of ownership as of March 24, 2025 from your financial intermediary. EQ will then email you the annual meeting registration link. Please be aware if your shares are held through a financial intermediary, and you wish to vote at the annual meeting, you must first obtain a legal proxy from your financial intermediary. You may forward an email from your financial intermediary containing the legal proxy or attach an image of the legal proxy via email to EQ at attendameeting@equiniti.com and put “NXRT Legal Proxy” in the subject line. EQ will then email you the registration link along with a proxy voting control number.

If you are a stockholder of record and wish to attend and vote at the annual meeting, please send an email to EQ at attendameeting@equiniti.com with “NXRT Meeting” in the subject line and provide your name and address in the body of the email. EQ will then email you the registration link for the annual meeting. If you would like to vote during the annual meeting, you may do so by entering the control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card.

Requests to attend the annual meeting must be received by EQ no later than 2:00 p.m. Central Time on May 19, 2025. On the date of the annual meeting, stockholders are encouraged to log on 15 minutes before the meeting start time. Please contact EQ at 1-800-581-3949 with any questions regarding accessing the annual meeting.

Information about the meeting, nominees for the election of directors and the other matters to be voted on at the meeting is presented in the following notice of annual meeting and proxy statement. We hope that you will plan to virtually attend the annual meeting.

It is important that your shares be represented. Whether or not you plan to virtually attend the meeting, please vote using the internet or telephone procedures described on your Notice of Internet Availability of Proxy Materials or on your proxy card, or sign, date and promptly mail a proxy card in the provided pre-addressed, postage paid envelope. If you would like to vote during the annual meeting, you may do so by entering the control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card.

Sincerely, James Dondero President and Chairman

NEXPOINT RESIDENTIAL TRUST, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 20, 2025

The 2025 annual meeting of stockholders of NexPoint Residential Trust, Inc., a Maryland corporation (the “Company”), will be held on May 20, 2025, beginning at 10:00 a.m. Central Time. The annual meeting will be held exclusively through a virtual format. You will not be able to attend the annual meeting in person. The meeting will be held for the following purposes:

1.	to elect seven directors to serve until the 2026 annual meeting of stockholders;

2.	to approve, on an advisory basis, the compensation of our named executive officers;

3.	to approve the NexPoint Residential Trust, Inc. 2025 Long Term Incentive Plan;

4.	to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2025; and

5.	to transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Information concerning the matters to be voted upon at the meeting is set forth in the accompanying proxy statement. We have also made available to you the Company’s 2024 annual report.

Holders of record of the Company’s common stock as of the close of business on March 24, 2025 are entitled to notice of, and to vote at, the meeting. Accordingly, on or about April 4, 2025, we will begin mailing a Notice of Internet Availability of Proxy Materials to all stockholders of record as of March 24, 2025. We will also post our proxy materials on the website referenced on your Notice of Internet Availability of Proxy Materials at https://www.vote.proxyonline.com. All stockholders may choose to access our proxy materials online or may request to receive a printed set or e-mail of our proxy materials at no charge as described on your Notice of Internet Availability of Proxy Materials. If you receive a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy.

While you will not be able to attend the annual meeting in person, we have structured our virtual annual meeting to provide stockholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting. To promote fairness and efficient conduct of the meeting, we will respond to no more than two questions from any single stockholder.

If your shares of the Company are held by a financial intermediary (such as a broker-dealer), and you want to participate in, but not vote at the annual meeting, please email EQ Fund Solutions, LLC (“EQ”) at attendameeting@equiniti.com, with “NXRT Meeting” in the subject line and provide your full name, address and proof of ownership as of March 24, 2025 from your financial intermediary. EQ will then email you the annual meeting registration link. Please be aware if your shares are held through a financial intermediary, and you wish to vote at the annual meeting, you must first obtain a legal proxy from your financial intermediary. You may forward an email from your financial intermediary containing the legal proxy or attach an image of the legal proxy via email to EQ at attendameeting@equiniti.com and put “NXRT Legal Proxy” in the subject line. EQ will then email you the registration link along with a proxy voting control number.

If you are a stockholder of record of the Company and wish to attend and vote at the annual meeting, please send an email to EQ at attendameeting@equiniti.com with “NXRT Meeting” in the subject line and provide your name and address in the body of the email. EQ will then email you the registration link for the annual meeting. If you would like to vote during the annual meeting, you may do so by entering the control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card.

Requests to attend the annual meeting must be received by EQ no later than 2:00 p.m. Central Time on May 19, 2025. On the date of the annual meeting, stockholders are encouraged to log on 15 minutes before the meeting start time. Please contact EQ at 1-800-581-3949 with any questions regarding accessing the annual meeting.

Your vote is very important. Whether or not you plan to virtually attend the meeting, please vote using the internet or telephone procedures described on your Notice of Internet Availability of Proxy Materials or on your proxy card, or sign, date and promptly mail a proxy card in the provided pre-addressed, postage paid envelope. If you would like to vote during the annual meeting, you may do so by entering the control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card.

By Order of the Board of Directors, D.C. Sauter General Counsel and Secretary

Dallas, Texas
April 9, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2025.

The Company’s Notice of Annual Meeting, Proxy Statement and 2024 Annual Report to Stockholders are available on the internet at https://www.vote.proxyonline.com.

NexPoint Residential Trust, Inc.
300 Crescent Court, Suite 700
Dallas, Texas 75201

PROXY STATEMENT

This proxy statement provides information in connection with the solicitation of proxies by the board of directors (the “Board”) of NexPoint Residential Trust, Inc., a Maryland corporation (the “Company”), for use at the Company’s 2025 annual meeting of stockholders or any postponement or adjournment thereof (the “Annual Meeting”). This proxy statement also provides information you will need in order to consider and act upon the matters specified in the accompanying notice of annual meeting. A Notice of Internet Availability of Proxy Materials is being mailed to stockholders on or about April 4, 2025 and our proxy materials are being posted on the website referenced in the Notice of Internet Availability of Proxy Materials and made available to stockholders on or about April 4, 2025. If you receive a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. If you receive a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

Record holders of the Company’s common stock as of the close of business on March 24, 2025 are entitled to vote at the Annual Meeting. Each record holder of common stock on that date is entitled to one vote at the Annual Meeting for each share of common stock held. As of March 24, 2025, there were 25,534,466 shares of common stock outstanding.

You cannot vote your shares unless you virtually attend the Annual Meeting or you have previously given your proxy. You can vote by proxy in one of three convenient ways:

●	by internet: visit the website shown on your Notice of Internet Availability of Proxy Materials and follow the instructions;

●	by telephone: dial the toll-free number shown on your Notice of Internet Availability of Proxy Materials and follow the instructions; or

●	in writing: if you receive a paper copy of the proxy card by mail, you may sign, date, and return a proxy card in the provided pre-addressed, postage paid envelope.

You may revoke your proxy at any time prior to the vote at the Annual Meeting by:

●	delivering a written notice revoking your proxy to the Company’s Secretary at the address above;

●	delivering a new proxy bearing a date after the date of the proxy being revoked; or

●	virtually attending the Annual Meeting and entering the control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card.

Unless revoked as described above, all properly executed proxies will be voted at the Annual Meeting in accordance with your directions on the proxy. If you hold your shares through a broker, bank, trust or other nominee, please refer to the information forwarded by your broker, bank, trust or other nominee for procedures on revoking your proxy. If a properly executed proxy gives no specific instructions, the shares of common stock represented by your proxy will be voted:

●	FOR the election of the seven nominees to serve as directors until the 2026 annual meeting of stockholders;

●	FOR the approval of the compensation of our named executive officers;

●	FOR the approval of the NexPoint Residential Trust, Inc. 2025 Long Term Incentive Plan (the “2025 LTIP”);

●	FOR the ratification of the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for 2025; and

●	at the discretion of the proxy holders with regard to any other matter that is properly presented at the Annual Meeting.

If you own shares of common stock held in “street name” and you do not instruct your broker how to vote your shares using the instructions your broker provides you, your shares will be voted in the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for 2025, but not for any other proposal. To be sure your shares are voted in the manner you desire, you should instruct your broker on how to vote your shares.

Holders of a majority of the outstanding shares of the Company’s common stock must be present, either in person (virtually) or by proxy, to constitute a quorum necessary to conduct the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum.

The following table sets forth the voting requirements, whether broker discretionary voting is allowed and the treatment of abstentions and broker non-votes for each of the matters to be voted on at the Annual Meeting.

Proposal	Vote Necessary to Approve Proposal	Broker Discretionary Voting Allowed?	Treatment of Abstentions and Broker Non-Votes
No. 1 – Election of directors	Plurality (that is, the largest number) of all the votes cast(1) (2)	No	Abstentions and broker non-votes are not considered votes cast and will have no effect
No. 2 – Advisory Vote to Approve the Compensation of Our Named Executive Officers	Affirmative vote of a majority of the votes cast	No	Abstentions and broker non-votes are not considered votes cast and will have no effect
No. 3 – Approval of the 2025 LTIP	Affirmative vote of a majority of the votes cast	No	Abstentions and broker non-votes are not considered votes cast and will have no effect
No. 4 – Ratification of the appointment of KPMG	Affirmative vote of a majority of the votes cast	Yes	Abstentions are not considered votes cast and will have no effect

(1)

Pursuant to our majority voting policy, any director nominee who receives a greater number of votes “withheld” than votes “for” such nominee in an uncontested election is required to tender his or her resignation to the Board promptly following the certification of the election results. See “The Board, its Committees and its Compensation—Corporate Governance—Majority Voting Policy” below.

(2)

Stockholders may vote “FOR” or “WITHHOLD” in the election of directors. Because directors need only be elected by a plurality of the vote, in an uncontested election withhold votes will not affect whether any particular nominee has received sufficient votes to be elected. However, as a result of our majority voting policy, if a director nominee receives a sufficient number of withheld votes, the director nominee would have to tender his or her resignation. See “The Board, its Committees and its Compensation—Corporate Governance—Majority Voting Policy” below.

Attendance at the Annual Meeting will be limited to stockholders of record and beneficial owners who provide proof of beneficial ownership as of the record date in the manner described in the accompanying notice of annual meeting.

While you will not be able to attend the Annual Meeting in person, we have structured our virtual Annual Meeting to provide stockholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the Annual Meeting and ask questions in accordance with the rules of conduct for the Annual Meeting. To promote fairness and efficient conduct of the Annual Meeting, we will respond to no more than two questions from any single stockholder.

The Company pays the costs of soliciting proxies. We have engaged EQ Fund Solutions, LLC (our “Proxy Solicitor”) to serve as our proxy solicitor for the Annual Meeting at a base fee of $3,850 plus reimbursement of reasonable expenses. Our Proxy Solicitor will provide advice relating to the content of solicitation materials, solicit banks, brokers, institutional investors, and other stockholders to determine voting instructions, monitor voting, and deliver executed proxies to our voting tabulator. The Company may request banks, brokers, and other custodians, nominees, and fiduciaries to forward copies of these proxy materials to the beneficial holders and to request instructions for the execution of proxies. The Company may reimburse these persons for their related expenses. Proxies are solicited to provide all record holders of the Company’s common stock an opportunity to vote on the matters to be presented at the Annual Meeting, even if they cannot attend the meeting in person.

The Annual Meeting will be held exclusively through a virtual format. Please see the other information herein, including the accompanying notice of annual meeting, about how to access the Annual Meeting. As always, we encourage you to vote your shares prior to the Annual Meeting.

PROPOSAL 1 –
ELECTION OF DIRECTORS

At the Annual Meeting, seven directors will be elected to serve one-year terms expiring at our annual stockholders meeting in 2026 and until their respective successors are duly elected and qualified. This section contains information relating to the seven director nominees. The director nominees were selected by our nominating and corporate governance committee and approved by the Board for submission to the stockholders. The nominees for election are Messrs. Dondero, Mitts, Constantino and Kavanaugh, Dr. Laffer, Dr. Swain and Ms. Wood. All currently serve as directors.

Below is a summary of the experience and skills, age and tenure of our director nominees.

	Mr. Dondero	Mr. Mitts	Mr. Constantino	Mr. Kavanaugh	Dr. Laffer	Dr. Swain	Ms. Wood

Executive Leadership	X	X		X	X	X	X

Real Estate/REIT Experience	X	X	X	X	X	X	X

Business Operations	X	X		X	X	X	X

Strategic Development/Planning	X	X		X	X	X	X

Corporate Governance	X	X	X	X	X	X	X

Financial and Accounting	X	X	X	X	X	X	X

Risk Management	X	X	X	X	X		X

Capital Markets/Financial Services	X	X		X	X		X

Technology, Information Security and Innovation	X			X	X		X

Cybersecurity	X			X	X		X

Environmental Issues	X				X		X

Social Issues, Including Diversity and Inclusion	X			X	X	X	X

Human Capital	X			X	X		X

	Mr. Dondero	Mr. Mitts	Mr. Constantino	Mr. Kavanaugh	Dr. Laffer	Dr. Swain	Ms. Wood

Independent

Independent			X	X	X	X	X

Age Range

59 and under		X

60-64	X			X

65-69							X

70 and older			X		X	X

Tenure on Board

0-5 years						X	X

6-10 years	X	X	X	X	X

11 years or more

The composition of our Board reflects our belief that multiple and varied points of view facilitate more balanced, wide-ranging discussion in the boardroom and contribute to a more effective decision-making process.

The Board unanimously recommends a vote FOR the election of each of the nominees listed below.

Nominees to be elected for terms expiring at the Annual Meeting in 2026

James Dondero, age 62, has served as our President and as Chairman of the Board since May 2015. Mr. Dondero also serves as the President and Chairman of the board of directors of NexPoint Real Estate Finance, Inc. (“NREF”), a publicly traded commercial mortgage real estate investment trust (“REIT”), since February 2020, and as Chairman of the board of directors of VineBrook Homes Trust, Inc. (“VineBrook”), a single-family rental REIT, since August 2022. Mr. Dondero also previously served as President and a member of the board of directors of VineBrook from February 2019 to August 2021. Mr. Dondero also serves as President of NexPoint Diversified Real Estate Trust (“NXDT”), a publicly traded diversified REIT, since May 2015 and has served as Chairman of the board of trustees of NXDT since July 2022 as well as a member of the board of directors of NexPoint Homes Trust, Inc. (“NXHT”), a single-family rental REIT, since June 2022. Mr. Dondero is also: founder and president of NexPoint Advisors, L.P. (our “Sponsor”), an investment advisor registered with the Securities and Exchange Commission (the “SEC”); a member of the board of directors of NexBank, a Texas state chartered bank (“NexBank”); and Chairman of NexBank Capital, Inc. (“NexBank Capital”). Mr. Dondero co-founded Highland Capital Management, L.P. (“Highland”), in 1993 with Mark Okada and served as President from 2004 to 2020. Mr. Dondero has over 30 years of experience investing in credit and equity markets and has helped pioneer credit asset classes in structured products such as collateralized loan obligations. Mr. Dondero also serves as the Chief Executive Officer of NexPoint Hospitality Trust, Inc. (“NHT”), a publicly traded hospitality REIT listed on the TSX Venture Exchange, since December 2019. Mr. Dondero also served as a director of Jernigan Capital, Inc., a self-storage lending REIT, from August 2016 to November 2020. He also serves as President of NexPoint Capital, Inc. (“NexPoint Capital”) and NexPoint Real Estate Strategies Fund (“NRESF”), both of which are affiliates of NexPoint Real Estate Advisors, L.P. (our “Adviser”). Mr. Dondero also served on the board of directors of MGM Studios from 2009 until 2020. NREF, VineBrook, NXDT, NXHT, our Sponsor, NexBank, NexBank Capital, NHT, NexPoint Capital and NRESF may be affiliates of the Company. On October 16, 2019, Highland filed for Chapter 11 bankruptcy protection with the United States Bankruptcy Court in the District of Delaware. The case was transferred to the Bankruptcy Court for the Northern District of Texas and remains open. On April 13, 2018, the Bankruptcy Court for the Northern District of Texas entered orders for relief placing Acis Capital Management, L.P. and Acis Capital Management GP, LLC in involuntary bankruptcy. Mr. Dondero served as President of Acis Capital Management GP, LLC, which is the general partner of Acis Capital Management, L.P. On January 31, 2019, the court confirmed Acis’s plan of reorganization. Mr. Dondero was selected to serve on the Board because of his prior service as a director and his experience as an executive officer.

Brian Mitts, age 54, has served as a member of the Board since September 2014. Mr. Mitts served as our Chief Financial Officer, Executive VP-Finance and Treasurer from March 2015 to December 2024 and as Secretary from February 2019 to December 2024. From September 2014 to March 2015, Mr. Mitts served as our President and Treasurer. Mr. Mitts co-founded our Adviser, as well as NXRT, NREF and other real estate businesses with Mr. McGraner and Mr. Dondero. Prior to co-founding our Adviser, NXRT and NREF, Mr. Mitts was Chief Operations Officer of Highland Funds Asset Manager, L.P., the external advisor of open-end and closed-end funds where he managed the operations of these funds and helped develop new products. Mr. Mitts was also a co-founder of our Sponsor, the parent of NREA. He worked for NREA or its affiliates from 2007 to 2024. Mr. Mitts served as the Chief Financial Officer, Executive Vice President-Finance, Secretary and Treasurer of NREF from February 2020 to December 2024 and has served as a member of the board of directors of NREF since June 2019. Mr. Mitts also served as President and Treasurer of NREF from June 2019 until February 2020. Mr. Mitts also served as the Chief Financial Officer, Executive VP-Finance, Treasurer and Corporate Secretary of NHT from December 2018 to December 2024. In addition, he has served as a director of VineBrook since July 2018 and as Chief Financial Officer, Treasurer and Assistant Secretary of VineBrook from November 2018 to August 2024, as President from February 2023 to December 2024 and as Chief Executive Officer from February 2024 to August 2024. From July 2018 to October 2018, Mr. Mitts served as President and Treasurer of VineBrook and from September 2021 to February 2023, Mr. Mitts served as Interim President of VineBrook. From November 2020 to December 2024, Mr. Mitts also served as Chief Financial Officer, Secretary and Treasurer of NexPoint Storage Partners, Inc. (“NSP”), a self-storage REIT, and has served as a member of the board of directors of NSP since March 2023. In addition, Mr. Mitts has served as a member of the board of trustees of NXDT since July 2022 and served as Chief Financial Officer, Executive VP-Finance, Treasurer and Assistant Secretary of NXDT from July 2022 to December 2024. Mr. Mitts has also served as a member of the board of directors of NXHT since June 2022 and served as President and Treasurer of NXHT from February 2022 to December 2024 and additionally as Chief Executive Officer, Chief Financial Officer, and Assistant Secretary from June 2022 to December 2024. NREF, VineBrook, NXDT, NXHT, NSP and NHT may be affiliates of the Company. Mr. Mitts was selected to serve on the Board because of his prior service as a director and his experience as an executive officer.

Edward Constantino, age 78, has served as a member of the Board since March 2015. Mr. Constantino has served as a member of the board of directors of NREF since February 2020, as a member of the board of directors of VineBrook since February 2019, as a member of the board of trustees of NXDT since March 2020 and as a member of the board of directors of NXHT since June 2022. Mr. Constantino has over 40 years of audit, advisory and tax experience working for two major accounting firms, Arthur Andersen LLP and KPMG. Mr. Constantino retired from KPMG in late 2009, where he was an audit partner in charge of the firm’s real estate and asset management businesses. Mr. Constantino is, and since 2010 has been, a member of the board of directors of Patriot National Bancorp, Inc. Mr. Constantino has also served as a consultant for the law firm Skadden, Arps, Slate, Meagher & Flom LLP. He is a licensed CPA, a member of the American Institute of Certified Public Accountants and a member of the New York State Society of Public Accountants. He is currently a member of the board of trustees and part of the Finance and Investment Committee of St. Francis College in Brooklyn Heights, New York. He is also a board member and audit committee chair of ARC Trust, Inc. and ARC Trust III, Inc. Mr. Constantino was selected to serve on the Board because of his extensive accounting experience, particularly in the real estate field.

Scott Kavanaugh, age 64, has served as a member of the Board since March 2015. Mr. Kavanaugh has served as a member of the board of directors of NREF since February 2020, as a member of the board of directors of VineBrook since December 2018, as a member of the board of directors of NXHT since June 2022, and as a member of the board of trustees of NXDT since July 2022. Mr. Kavanaugh served as the CEO of First Foundation Inc. (“FFI”), a financial services company from December 2009 to November 2024. From June 2007 until December 2009, he served as President and Chief Operating Officer of FFI. Mr. Kavanaugh was the Vice-Chairman of FFI from June 2007 to November 2024. From September 2007 until November 2024, he also served as the Chairman and CEO of FFI’s wholly owned banking subsidiary, First Foundation Bank. Mr. Kavanaugh was a founding stockholder and served as an Executive Vice President and Chief Administrative Officer and a member of the board of directors of Commercial Capital Bancorp, Inc., the parent holding company of Commercial Capital Bank, from 1999 until 2003. From 1998 until 2003, Mr. Kavanaugh served as the Executive Vice President and Chief Operating Officer and a director of Commercial Capital Mortgage. From 1993 to 1998, Mr. Kavanaugh was a partner and head of trading for fixed income and equity securities at Great Pacific Securities, Inc., a west coast-based regional securities firm. Mr. Kavanaugh is, and since 2009 has been, a member of the board of directors of Colorado Federal Savings Bank and its parent holding company, Silver Queen Financial Services, Inc. Mr. Kavanaugh was selected to serve on the Board because of his expertise in investment management and his experience as both an executive officer and a director of multiple companies.

Dr. Arthur Laffer, age 84, has served as a member of the Board since May 2015. Dr. Laffer has served as a member of the board of directors of NREF since February 2020, as a member of the board of directors of VineBrook since December 2018, as a member of the board of directors of NXHT since June 2022 and as a member of the board of trustees of NXDT since July 2022. Dr. Laffer is the founder and has served as chairman of Laffer Associates, an economic research and consulting firm since 1978 and served as the chairman and director of Laffer Investments, a registered investment advisor, from 1999 to 2019. Dr. Laffer served as a director of GEE Group, Inc., a provider of specialized staffing solutions from 2014 to 2020. Since 2017, Dr. Laffer has served as Secretary of 1065 Institute, Inc., a 501(c)(3) non-profit. A former member of President Reagan’s Economic Policy Advisory Board during the 1980s, Dr. Laffer’s economic acumen and influence have earned him the distinction in many publications as the Father of Supply-Side Economics. He has served on several boards of directors of public and private companies, including staffing company MPS Group, Inc., which was sold to Adecco Group for $1.3 billion in 2009. Dr. Laffer has served as a director of VerifyMe, Inc. since 2019. Dr. Laffer was previously a consultant to Secretary of the Treasury William Simon, Secretary of Defense Donald Rumsfeld, and Secretary of the Treasury George Shultz. In the early 1970s, Dr. Laffer was the first to hold the title of Chief Economist at the Office of Management and Budget under Dr. Shultz. Additionally, Dr. Laffer was formerly the Distinguished University Professor at Pepperdine University and a member of the Pepperdine University board of directors. He also served as Charles B. Thornton Professor of Business Economics at the University of Southern California and as Associate Professor of Business Economics at the University of Chicago. Dr. Laffer was selected to serve on the Board because of his expertise in economics and his experience as a director of multiple companies.

Dr. Carol Swain, age 71, has served as a member of our Board since August 2022. In addition, she has served as a member of the board of directors of VineBrook, as a member of the board of directors of NREF, a member of the board of trustees of NXDT and as a member of the board of directors of NXHT since August 2022. Dr. Swain is an author, speaker, political commentator and entrepreneur. She founded REAL Unity Training Solutions LLC in November 2020 and founded Carol Swain Enterprises, LLC in October 2014. Dr. Swain previously was a professor at Vanderbilt University from August 1999 to 2017. Dr. Swain has also served on the Tennessee Advisory Committee to the U.S. Civil Rights Commission, the National Endowment for the Humanities, and the 1776 Commission. Dr. Swain received her Bachelor of Arts from Roanoke College, a master’s degree in political science from Virginia Tech, a Ph.D. in political science from the University of North Carolina at Chapel Hill and a Master of Legal Studies from Yale Law School. Dr. Swain was selected to serve on our Board because of her experience in the fields of political science, law and government.

Catherine Wood, age 69, has served as a member of the Board since July 2020. In addition, she has served as a member of the boards of directors of NREF and VineBrook since July 2020, as a member of the board of trustees of NXDT since August 2022 and as a member of the board of directors of NXHT since June 2022. Ms. Wood is currently Chief Executive Officer, Chief Investment Officer and a board member of ARK Investment Management LLC (“ARK”), an SEC-registered investment advisor, which she founded in January 2014. Ms. Wood is also currently Chief Executive Officer, Chief Investment Officer and a board member of ARK ETF Trust. Prior to ARK, Ms. Wood spent 12 years at AllianceBernstein as Chief Investment Officer of Global Thematic Strategies. Ms. Wood joined AllianceBernstein from Tupelo Capital Management, a hedge fund she co-founded. Prior to her tenure at Tupelo Capital Management, Ms. Wood worked for 18 years at Jennison Associates LLC as Chief Economic Officer and several other positions. Ms. Wood started her career in Los Angeles at The Capital Group as an Assistant Economist. Ms. Wood received her Bachelor of Science, summa cum laude, in Finance and Economics from the University of Southern California. Ms. Wood was selected to serve on the Board because of her experience as it relates to disruptive technologies, business models and processes, which provides an important perspective to the Board.

PROPOSAL 2 –
ADVISORY VOTE TO APPROVE

THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are submitting the compensation of our named executive officers, as disclosed in this proxy statement, to our stockholders for an advisory vote.

As described below under the heading “Executive Compensation,” we are externally managed by our Adviser through an agreement dated March 16, 2015, as amended, and renewed on February 24, 2025 (the “Advisory Agreement”) by and among the Company, NexPoint Residential Trust Operating Partnership, L.P. (the “OP”) and our Adviser. Our Adviser conducts substantially all of our operations and provides asset management services for our real estate investments. We expect we will only have accounting employees while the Advisory Agreement is in effect. Our named executive officers for fiscal year 2024 currently serve or served during 2024 as officers of our Adviser and we only have two employees as of March 28, 2025. Because our Advisory Agreement provides that our Adviser is responsible for managing our affairs, our named executive officers for fiscal year 2024 do not currently receive any cash compensation from us or any of our subsidiaries for serving as our executive officers. Additionally, we do not have any agreements with any of our named executive officers with respect to their cash compensation and do not intend to directly pay any cash compensation to them. However, from time to time we may grant to our named executive officers equity-based awards pursuant to our equity incentive plans, which we believe serve to align the interests of our named executive officers with the interests of our stockholders.

We do not determine the cash compensation payable by the Adviser to our named executive officers. The Adviser and its affiliates determine the salaries, bonuses and other wages earned by our named executive officers from our Adviser and its affiliates. The Adviser and its affiliates also determine whether and to what extent our named executive officers will be provided with employee benefit plans.

In 2024, our stockholders approved the compensation of our named executive officers by 83% of the votes cast. The vote on this proposal is not intended to address any specific element of compensation. Rather, the vote relates to the overall compensation of our named executive officers, as described under the heading “Executive Compensation” in this proxy statement. We are asking our stockholders to approve the following advisory resolution at our Annual Meeting:

“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

This vote is advisory and is not binding on the Company, our Board or the compensation committee. However, the compensation committee expects to consider the outcome of this advisory vote in evaluating whether any actions are appropriate with respect to our compensation programs for our executive officers. At the 2020 annual meeting of stockholders, a majority of the Company’s stockholders voted in favor of holding advisory votes on the Company’s executive compensation on an annual basis, and, in light of this vote, the Board adopted a policy of holding such advisory votes annually. Unless the Board determines otherwise, we will continue to hold advisory votes on the Company’s executive compensation on an annual basis, and the next advisory vote following this year’s vote will be held at the 2026 annual meeting of stockholders.

The Board unanimously recommends a vote FOR the approval of the compensation of our named executive officers.

PROPOSAL 3 –
APPROVAL OF THE NEXPOINT RESIDENTIAL TRUST, INC. 2025 LONG TERM INCENTIVE PLAN

Executive Summary and Selected Plan Information

Introduction

We are asking our stockholders to approve the NexPoint Residential Trust, Inc. 2025 Long Term Incentive Plan, which we refer to as the 2025 LTIP.

The 2025 LTIP is intended to replace the NexPoint Residential Trust, Inc. 2016 Long Term Incentive Plan (the “2016 LTIP”). The 2016 LTIP is our only existing compensatory plan under which equity awards relating to shares of our common stock can currently be granted.

On April 4, 2025, the compensation committee of the Board (the “Compensation Committee”) recommended that the Board approve the 2025 LTIP, and the Board unanimously approved and determined that the 2025 LTIP was advisable and in the best interests of the Company and the Company’s stockholders. The Board subsequently directed that approval of the 2025 LTIP be submitted for consideration by our stockholders at our annual meeting.

Proposed Share Reserve	The number of shares of common stock that will be authorized for issuance pursuant to the 2025 LTIP will not exceed in the aggregate, 976,000 shares (the “Share Reserve”).

Governance Highlights and Best Practices of the 2025 LTIP	The 2025 LTIP incorporates certain compensation governance provisions that reflect best and prevalent practices. These include:
	●	Minimum one-year vesting period for all awards, subject to certain exceptions described in the 2025 LTIP.
●

Annual limit of $350,000 compensation (including, but not limited to, cash fees and equity awards under the 2025 LTIP) that may be paid or awarded to a non-employee director with respect to his or her director service in any period of one calendar year.

	●	No “liberal” share counting for any awards.
	●	Prohibition on discounted option rights and stock appreciation rights (“SARs”).
	●	No repricing of option rights or SARs and no cash buyout of underwater option rights and SARs without stockholder approval.
	●	No dividends or dividend equivalents paid out currently on unvested awards.
	●	No dividends or dividend equivalents on option rights or SARs.
	●	No evergreen features.
	●	“Double-trigger” vesting for change in control benefits.
	●	No tax “gross-ups” for excise taxes payable in connection with a change in control.
	●	Clawback provisions.

Expected Duration and Impact on Dilution (as measured through burn rate and overhang)

The Company recognizes the impact of dilution on our stockholders and has evaluated the request for shares of common stock under the 2025 LTIP very carefully in the context of the need to motivate, retain and ensure our leadership team is focused on our strategic and long-term growth priorities. Equity is an important component of a compensation program that aligns with our strategy of achieving long-term, sustainable growth.

Based on current expectations for possible future awards, the Company is recommending that 976,000 shares of common stock be made available for issuance under the 2025 LTIP. Based on the closing price on the NYSE for the shares of common stock on March 24, 2025 of $38.86 per share, the aggregate market value as of March 24, 2025 of the shares of common stock requested under the 2025 LTIP was $37,927,360. The Company anticipates these shares of common stock will be sufficient to cover equity awards for the next several years. Despite this estimate, the duration of the Share Reserve may be shorter or longer depending on various factors such as stock price, aggregate equity needs and equity award type mix.

Common measures for the use of stock incentive plans include the burn rate and the overhang rate. The burn rate measures the annual dilution from equity awards granted during a particular year. We have previously issued awards under the 2016 LTIP. The three-year average burn rate from fiscal year 2022 to 2024 is 0.98%. The following table provides information regarding our annual burn rate over the past three completed fiscal years. The amounts shown in the table reflect awards granted and shares of common stock outstanding.

Year	Time-Based RSUs Granted (#)	Weighted Avg. Shares Outstanding (#)[1]	Burn Rate (%)
2022	142,159	25,709,791	0.55%
2023	260,709	25,756,834	1.01%
2024	355,475	25,618,834	1.39%

[1]The weighted average shares outstanding column includes units in the OP.

The overhang rate is a measure of potential dilution to holders of shares of common stock. As of March 24, 2025, there were 25,534,466 shares of common stock outstanding, 567,922 shares of common stock subject to full-value outstanding equity awards, zero outstanding options or SARs and 247 shares of common stock remaining under the 2016 LTIP. These 247 shares remaining under the 2016 LTIP shall be cancelled upon enactment of the 2025 LTIP. Any shares issued from March 24, 2025 through the effective date of the 2025 LTIP shall be subtracted from the 2025 LTIP Share Reserve upon stockholder approval of the 2025 LTIP

If we exclude the impact of the Share Reserve request, the Company’s overhang rate as of March 24, 2025 is 2.22% on a fully diluted basis. If the Company includes the Share Reserve request of 976,000 shares of common stock, the Company’s overhang rate with respect to shares of common stock will be approximately 5.70% on a fully diluted basis. The Company believes this is a reasonable level of dilution and provides the Company with the appropriate flexibility to ensure meaningful equity awards in future years to executives and other key service providers to better align their interests with the interests of stockholders.

Plan Term

The 2025 LTIP will expire on the tenth anniversary of the date the 2025 LTIP was approved by the Company’s stockholders, unless earlier terminated by the Compensation Committee. Awards granted under the 2025 LTIP prior to such expiration date shall continue to be controlled by its terms.

Board Recommendation

The Board is recommending that the Company’s stockholders vote in favor of the 2025 LTIP. The 2025 LTIP affords the Compensation Committee the ability to design compensatory awards that are responsive to the Company’s needs and includes authorization for a variety of awards designed to advance the interests and long-term success of the Company by attracting, retaining and motivating officers, key employees, non-employee directors and other eligible service providers of the Company Group (as defined below).

If the 2025 LTIP is approved by stockholders, it will be effective as of the day of the Annual Meeting and we will not issue any new awards under our 2016 LTIP on or after the date of such stockholder approval. Awards previously granted under the 2016 LTIP would be unaffected by the adoption of the 2025 LTIP, and such awards would remain outstanding under the terms pursuant to which they were granted. If the 2025 LTIP is not approved by our stockholders, no awards will be made under the 2025 LTIP and the 2016 LTIP will remain in effect in its current form.

In evaluating this proposal, stockholders should consider all of the information in this proposal.

The Board unanimously recommends a vote FOR the approval of the NexPoint Residential Trust, Inc. 2025 Long Term Incentive Plan.

Summary of Material Terms of the 2025 LTIP

The following description of the 2025 LTIP is only a summary of its principal terms and provisions and is qualified in its entirety by reference to the full copy of the 2025 LTIP, attached as Appendix A to this proxy statement.

Purpose

The 2025 LTIP is designed to provide competitive incentives intended to attract, retain, incentivize and reward eligible participants.

Eligibility for Participation

Certain individuals selected by the Compensation Committee who are an officer or other key employee of the Company Group (or have agreed to serve in such capacity within 90 days of the grant date), an individual providing services to the Company Group (provided he or she satisfy the Form S-8 definition of “employee”) or a non-employee director of the Company at the time of an award’s grant are eligible to participate in the 2025 LTIP. Under the 2025 LTIP, “Company Group” includes (i) the Company and any of its affiliates or subsidiaries, including our Adviser and the OP, (ii) any entity, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with our Adviser, or (iii) the successors of any of the entities in romanettes (i) and (ii) (together, the “Company Group” and any member of the Company Group, a “Company Group Member”).

As of March 24, 2025, there were approximately 25 employees of our Company Group and six non-employee directors of the Company expected to participate in the 2025 LTIP. As of March 24, 2025, there were zero consultants expected to participate in the 2025 LTIP.

Plan Administration

The 2025 LTIP will generally be administered by the Compensation Committee (or its successor), or any other committee of the Board designated by the Board to administer the 2025 LTIP. As plan administrator, the Compensation Committee has broad authority to determine the terms of the awards granted under the 2025 LTIP (subject to the terms thereof) and to make all other determinations it deems necessary or advisable to administer the 2025 LTIP properly. The interpretation and construction by the Compensation Committee of any provision of the 2025 LTIP or of any award agreement or related document, and any determination by the Compensation Committee pursuant to any provision of the 2025 LTIP or of any such agreement, notification or document, will be final and conclusive.

The Compensation Committee may also delegate its authority under the 2025 LTIP: (i) to a subcommittee of the Compensation Committee; (ii) if permitted by applicable law and with respect to the committee’s administrative duties and powers, to one or more committee members, officers, agents or advisors of the Company as it deems advisable; and (iii) by resolution to one or more officers of the Company with respect to selecting eligible employee participants (provided they are not subject to Section 16 of the Exchange Act reporting requirements) and determining award size, subject to certain additional limitations in the 2025 LTIP.

Shares Available for Awards and ISOs

Subject to adjustment as provided in the 2025 LTIP, the number of shares of common stock that may be issued or transferred under the 2025 LTIP shall not exceed the Share Reserve. The maximum number of shares of common stock that may be issued pursuant to an “incentive stock option” (as defined in Section 422 of the Internal Revenue Code (the “Code”) (or an “ISO”)) may not exceed 976,000 shares of common stock.

Share Counting Provisions

The Share Reserve shall be reduced by one share of common stock for every share of common stock ultimately issued or transferred under the 2025 LTIP. If any award granted under the 2025 LTIP or the 2016 LTIP is cancelled or forfeited, expires or is settled for cash (in whole or in part), since such cancellation, forfeiture, expiration, or cash settlement does not result in an issuance or transfer of shares of common stock under the 2025 LTIP, the shares of common stock subject to such award shall not reduce the number of shares of common stock available for issuance or transfer under the Share Reserve. Each profits interest unit issued pursuant to an award agreement shall reduce the Share Reserve by one share of common stock. In addition, the following types of shares of common stock have been issued or transferred pursuant to an award, have been deducted from the Share Reserve, and will not become available again for issuance or transfer under the 2025 LTIP: (a) shares of common stock withheld by the Company, tendered or otherwise used in payment of the exercise price of an option right; (b) shares of common stock withheld by the Company or tendered or otherwise used to satisfy tax withholding obligations; (c) shares of common stock subject to a SAR that are not actually issued or transferred in connection with its settlement of shares of common stock on the exercise thereof and (d) shares of common stock that are reacquired by the Company on the open market or otherwise using option rights proceeds.

Allowances for Conversion Awards and Assumed Plans

Shares of common stock issued or transferred under awards granted under the 2025 LTIP in substitution for or conversion of, or in connection with an assumption of, stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any of its subsidiaries will not count against (or be added back to) the aggregate share limit or other 2025 LTIP limits described above (“Substitute Awards”). Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the 2025 LTIP, under the circumstances further described in the 2025 LTIP, but will not count against the aggregate share limit or other 2025 LTIP limits described above (“Assumed Plan Awards”).

Minimum Vesting Requirement

Notwithstanding anything else contained in this proposal to the contrary (except in the case of Substitute Awards, Assumed Plan Awards and cash incentive awards), awards that are granted under the 2025 LTIP will be subject to a minimum vesting and exercise period of one year from the grant date (“Minimum Vesting Requirement”). Notwithstanding the foregoing, the award may provide for acceleration of vesting and/or exercise in the event of a participant’s retirement, death or disability, in the event of a double-trigger change in control of the Company (as described below) or where such awards are not assumed or converted into replacement awards (as described below). The Compensation Committee may grant awards covering up to 5% of the maximum number of shares of common stock reserved for issuance under the 2025 LTIP (subject to adjustment as provided in the 2025 LTIP) for issuances under the 2025 LTIP, without regard to the Minimum Vesting Requirement.

Types of Awards Under the 2025 LTIP

Pursuant to the 2025 LTIP, the Company may grant option rights (including ISOs), SARs, restricted shares, restricted share units (“RSUs”), performance shares, performance units, cash incentive awards, profits interest units and certain other awards based on or related to our shares of common stock.

Each grant of an award under the 2025 LTIP will be evidenced by an award agreement or agreements which will contain such terms and conditions as the Compensation Committee may determine, consistent with the 2025 LTIP. Each award may be subject to time-based, service-based or performance-based vesting. A brief description of the types of awards which may be granted under the 2025 LTIP is set forth below.

Option Rights

An option right is a right to purchase shares of the Company upon the exercise of the option right. Option rights granted under the 2025 LTIP may consist of ISOs, non-qualified options that are not intended to qualify as an ISO or a combination of both. ISOs may only be granted to participants who meet the definition of employee under Section 3401(c) of the Code. Except with respect to Substitute Awards and Assumed Plan Awards, option rights must have an exercise price per share that is not less than the fair market value of a share on the date of grant, and with respect to ISOs granted to holders of at least 10% of the Company’s shares of common stock, such ISOs must have an exercise price per share that is not less than 110% of the fair market value of a share on the date of grant. The term of an option right may not extend more than ten years after the date of the grant; provided, that in the case of ISOs granted to holders of more than 10% of the Company’s shares, no such option right shall be exercisable more than five years from the date of the grant.

Each grant of an option right will specify the applicable terms of the option right, including the number of shares of common stock subject to the option right and the applicable vesting and forfeiture provisions (whether based on service, performance or otherwise), as determined by the Compensation Committee.

In addition, each grant will specify the form of consideration to be paid in satisfaction of the exercise price, which may include: (a) cash or check acceptable to the Company, or wire transfer of immediately available funds; (b) the actual or constructive transfer to the Company of shares of common stock owned by the participant (or certain other consideration permitted under the 2025 LTIP) with a value at the time of exercise that is equal to the total exercise price; (c) subject to any conditions or limitations established by the Compensation Committee, by a net exercise arrangement pursuant to which the Company will withhold shares of common stock otherwise issuable upon exercise of an option right; (d) by a combination of the foregoing methods; and (e) such other methods as may be approved by the Compensation Committee. To the extent permitted by law, any option right may provide for deferred payment of the exercise price from the proceeds of a sale through a bank or broker of some or all of the shares to which the exercise relates. Option rights granted under the 2025 LTIP may not provide for dividends or dividend equivalents.

SARs

The 2025 LTIP provides for the grant of SARs. A SAR is a right to receive from us an amount equal to 100%, or such lesser percentage as the Compensation Committee may determine, of the spread between the base price and the value of our shares of common stock on the date of exercise.

Each grant of a SAR will be evidenced by an award agreement which specifies the applicable terms and conditions of such award, including any vesting and forfeiture provisions (whether based on service, performance or otherwise), as specified by the Compensation Committee. A SAR may be paid in cash, shares of common stock or any combination thereof. Except with respect to Substitute Awards and Assumed Plan Awards, the base price of a SAR may not be less than the fair market value of a share of common stock on the date of grant. The term of a SAR may not extend more than ten years from the date of grant. SARs granted under the 2025 LTIP may not provide for dividends or dividend equivalents.

Restricted Shares

Restricted shares constitute an immediate transfer of the ownership of shares of common stock to the participant in consideration of the performance of services, entitling such participant to dividend, voting and other ownership rights, subject to certain vesting conditions and forfeiture conditions (whether based on service, performance or otherwise) determined by the Compensation Committee and set forth in an award agreement specifying the terms and conditions of the award. Each such grant or sale of restricted shares may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value per share of common stock on the date of grant.

Any grant of restricted shares shall require that any or all dividends or distributions paid on the restricted shares during the period of such restrictions shall be automatically deferred and paid on a contingent basis based on the participant earning the restricted shares with respect to which such dividends are paid.

Restricted Share Units

RSUs awarded under the 2025 LTIP constitute an agreement by the Company to deliver shares of common stock, cash, or a combination thereof, to the participant in the future. Each grant of an RSU award will be evidenced by an award agreement, which specifies the applicable terms and conditions of such award, including any vesting and forfeiture provisions (whether based on service, performance or otherwise) as determined by the Compensation Committee. Each grant or sale of RSUs may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value per share of common stock on the date of grant. During the restriction period applicable to RSUs, the participant will have no right to transfer any rights under the award and will have no rights of ownership in the shares of common stock underlying the RSUs and no right to vote them or receive dividends thereon. Rights to dividend equivalents may be extended to and made part of any RSU award at the discretion of and on the terms determined by the Compensation Committee, subject to deferral and payment on a contingent basis based on the participant earning the RSUs with respect to which such dividend equivalents are paid.

Performance Shares, Performance Units and Cash Incentive Awards

Performance shares, performance units and cash incentive awards may also be granted to participants under the 2025 LTIP. A performance share is a bookkeeping entry that records the equivalent of one share of common stock, and a performance unit is a bookkeeping entry that records a unit equivalent to $1.00 or such other value as determined by the Compensation Committee. Each grant will specify the applicable terms of the award, including the number or amount of performance shares or performance units, or the amount payable with respect to cash incentive awards, and the applicable vesting and forfeiture provisions (whether based on service, performance or otherwise), as determined by the Compensation Committee.

In addition, each grant will specify the time and manner of payment of performance shares, performance units or cash incentive awards that have been earned, and any grant may further specify that any such amount may be paid or settled by the Company in cash, shares of common stock, restricted shares, RSUs or any combination thereof. Performance shares, performance units and cash incentive awards are not entitled to receive dividends. Any grant of performance shares may provide for the payment of dividend equivalents in cash or in additional shares of common stock, subject to deferral and payment on a contingent basis based on the participant’s earning of the performance shares with respect to which such dividend equivalents are paid.

Profits Interest Units

A profits interest unit is a unit of the OP which is intended to constitute a “profits interest” within the meaning of Revenue Procedures 93-27 and 2001-43. Profits interest units are a form of appreciation award that is valued by reference to the value of a limited partnership interest in the OP. Each grant of profits interest units shall be evidenced by an award agreement setting forth the award’s applicable terms and conditions, including the applicable vesting and forfeiture provisions (whether based on service, performance or otherwise), as determined by the Compensation Committee.

A profits interest unit may only be issued to a participant for the performance of services to, or for the benefit of, the OP in the participant’s capacity as a partner of the OP, in anticipation of becoming a partner of the OP, or otherwise as determined by the Compensation Committee; provided, that, the profits interest units are intended to constitute “profits interests” within the meaning of Revenue Procedures 93-27 and 2001-43. Profits interest units granted under the 2025 LTIP may not provide for dividends or dividend equivalents of the Company, but may be eligible to receive distributions from the OP in accordance with the OP’s partnership agreement.

Other Awards

The Compensation Committee may grant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock, factors that may influence the value of such shares of common stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of common stock, purchase rights for shares of common stock, awards with value and payment contingent upon performance of the Company or specified subsidiaries, affiliates or other business units or any other factors designated by the Compensation Committee, awards valued by reference to the book value of shares of common stock or the value of securities of, or the performance of the subsidiaries, affiliates or other business units of the Company, awards that are membership interests in a subsidiary or operating partnership, and interests in the OP. The terms and conditions of any such awards will be determined by the Compensation Committee. Shares of common stock delivered under an award in the nature of a purchase right granted under the 2025 LTIP will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, shares of common stock, other awards, notes or other property, as the Compensation Committee determines.

Additionally, the Compensation Committee may grant cash awards as an element of any other award, shares of common stock as a bonus, or may grant other awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the 2025 LTIP or under other plans or compensatory arrangements, subject to terms determined by the Compensation Committee in a manner that complies with Section 409A of the Code.

Awards in the category of “other awards” under the 2025 LTIP shall not be entitled to dividends. Rights to dividend equivalents may be extended to and made part of such other awards at the discretion of and on the terms determined by the Compensation Committee, subject to deferral and payment on a contingent basis based on the participant earning the award with respect to which such dividend equivalents are paid.

Adjustments; Corporate Transactions

If there is any change in the Company’s capitalization (including resulting from a stock split) or a corporate transaction (including a merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, redomestication, partial or complete liquidation or other distribution of assets, or issuance of rights or warrants to purchase securities), the Compensation Committee will adjust the number and kind of shares of common stock or other securities permitted to be delivered under the 2025 LTIP, adjust the terms of outstanding awards, including the number and kind of shares of common stock or other securities subject to outstanding awards, in each case as and to the extent the Compensation Committee determines an adjustment to be appropriate and equitable, to prevent dilution or enlargement of rights.

In the event of any such transaction or event, or in the event of a change in control of the Company, the Compensation Committee may provide in substitution for any or all outstanding awards under the 2025 LTIP such alternative consideration (including cash), if any, as it may in good faith determine to be equitable under the circumstances and will require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code.

“Double-Trigger” Accelerated Vesting upon Change in Control

In the event of a change in control, the 2025 LTIP provides that the vesting of awards will accelerate in connection therewith only where the award is not assumed or converted into a “replacement award” (as defined under the 2025 LTIP). To constitute a replacement award, in addition to providing substantially the same economic rights and benefits, the award must also provide that if a participant’s continuous service is involuntarily terminated by the Company for reasons other than for cause or the participant terminates his or her continuous service for good reason following the grant of the Replacement Award, the award will fully vest, subject to any modifications provided in the 2025 LTIP to comply with Code Section 409A.

If an award is not assumed or converted into a “replacement award”, (a) all awards with time-based vesting conditions or restrictions will become fully vested (and option rights and SARs exercisable) at the time of the change in control; (b) all awards with respect to which the vesting or amount is based on the satisfaction of certain management objectives or other performance-based criteria will be deemed to be achieved or fulfilled at the greater of (i) the performance achieved (as determined by the Compensation Committee) or (ii) at the target level of performance applicable to the award, prorated based on the elapsed proportion of the performance period as of the date of the change in control; and (c) all awards will be paid or settled on the date of the change in control. In addition, for each option right or SAR with an option price or base price greater than the consideration offered in connection with such change in control, the Compensation Committee may elect to cancel such option right or SAR without any payment to the participant.

The 2025 LTIP includes a definition of “change in control.” In general, except as may be otherwise prescribed by the Compensation Committee in any award agreement, a change in control will be deemed to have occurred if: (a) individuals who constitute the Board on the effective date of the 2025 LTIP cease for any reason to constitute at least a majority of the Board, unless their replacements are approved as described in the 2025 LTIP (subject to certain exceptions described in the 2025 LTIP); (b) a person or group becomes the beneficial owner of 35% or more of the then-outstanding shares of common stock or the combined voting power of our then-outstanding securities entitled to vote generally in the election of directors, subject to certain exceptions; (c) the Company closes a reorganization, merger, consolidation, significant sale or purchase of assets, in each case which causes the persons or groups who are the beneficial owners of 35% or more of the then-outstanding shares of common stock or the combined voting power of our then-outstanding securities entitled to vote generally in the election of directors to cease to be such beneficial owners of the entity resulting from such transaction, in substantially the same proportions of ownership as immediately prior to such transaction, as further described in the 2025 LTIP; (d) the Company’s stockholders approve its complete liquidation or dissolution; or (e) the Adviser is terminated.

Management Objectives

The 2025 LTIP permits the Company to grant awards subject to the achievement of certain specified management objectives. Management objectives are defined as the measurable performance objective or objectives established pursuant to the 2025 LTIP for participants who have received grants of performance shares, performance units or cash incentive awards or, when so determined by the Compensation Committee, option rights, SARs, restricted shares, RSUs, dividend equivalents or other awards. Management objectives may be described in terms of company-wide objectives or objectives that are related to the performance of the individual participant or of one or more of the subsidiaries, divisions, departments, regions, functions or other organizational units within the Company or its subsidiaries. The management objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance objectives themselves.

Detrimental Activity and Recapture

Any award agreement may provide for the cancellation or forfeiture and repayment to the Company of any award or gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Compensation Committee from time to time or as may be required by the Compensation Committee or under Section 10D of the Exchange Act and any applicable rules and regulations promulgated by the SEC or any national securities exchange or national securities association on which our shares of common stock may be traded.

Effective Date and Term of the 2025 LTIP

The 2025 LTIP will become effective on the date it is approved by the Company’s stockholders and will terminate as to future awards on the tenth anniversary thereof.

If the 2025 LTIP is approved by stockholders, we will not issue any new awards under the 2016 LTIP on or after the date of such stockholder approval. Awards previously granted under the 2016 LTIP would be unaffected by the adoption of the 2025 LTIP, and such awards would remain outstanding under the terms pursuant to which they were granted.

Amendment and Termination of the 2025 LTIP

The Board may amend the 2025 LTIP at any time, but no amendment, alteration or termination of the 2025 LTIP may impair the rights of any participant with respect to outstanding awards without the participant’s consent or permit the Board to amend awards in violation of the 2025 LTIP’s prohibition on repricing underwater option rights and SARs. In addition, the Board would need stockholder approval of an amendment if it (a) would materially increase the benefits accruing to participants under the 2025 LTIP, (b) would materially increase the number of securities which may be issued under the 2025 LTIP, (c) would materially modify the requirements for participation in the 2025 LTIP, or (d) must otherwise be approved by the Company’s stockholders in order to comply with applicable law or the rules of the stock exchange(s) on which the shares of common stock are traded. Stockholder approval will be obtained to increase the Share Reserve (subject to adjustment as described above), and for any amendment that would require such approval to comply with any rules of the stock exchange(s) on which the shares of common stock are traded or other applicable law. The Board may, in its discretion, terminate the 2025 LTIP at any time. Termination of the 2025 LTIP will not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination.

Material U.S. Federal Income Tax Consequences

The following discussion of certain relevant United States federal income tax effects applicable to certain awards granted under the 2025 LTIP is only a summary of certain of the United States federal income tax consequences applicable to United States residents under the 2025 LTIP, and reference is made to the Code for a complete statement of all relevant federal tax provisions. No consideration has been given to the effects of foreign, state, local and other laws (tax or other) on the 2025 LTIP or on a participant, which laws will vary depending upon the particular jurisdiction or jurisdictions involved. In particular, participants who are stationed outside the United States may be subject to foreign taxes as a result of the 2025 LTIP.

Tax Consequences to Participants

Nonqualified Option Rights: An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant of a nonqualified stock option. Rather, at the time of exercise of the nonqualified stock option, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price. If the shares of common stock acquired upon the exercise of a nonqualified stock option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee), depending upon the length of time such shares were held by the optionee.

Incentive Stock Options: An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant of an ISO (within the meaning of Section 422 of the Code) and the Company will not be entitled to a deduction at that time. If the ISO is exercised during employment or within 90 days following the termination thereof (or within one year following termination, in the case of a termination of employment due to retirement, death or disability, as such terms are defined in the 2025 LTIP), the optionee will not recognize any income and the Company will not be entitled to a deduction. The excess of the fair market value of the shares of common stock on the exercise date over the exercise price, however, is includible in computing the optionee’s alternative minimum taxable income.

Generally, if an optionee disposes of shares acquired by exercising an ISO either within two years after the date of grant or one year after the date of exercise, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares on the date of exercise (or the sale price, if lower) over the exercise price. The balance of any gain or loss will generally be treated as a capital gain or loss to the optionee. If the shares of common stock are disposed of after the two-year and one-year periods described above, the Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

SARs:  A participant subject to United States federal income tax who is granted a SAR will not recognize ordinary income for United States federal income tax purposes upon receipt of the SAR. At the time of exercise, however, the participant will recognize ordinary income equal to the value of any cash received and the fair market value on the date of exercise of any shares of common stock received. The Company will not be entitled to a deduction upon the grant of a SAR, but generally will be entitled to a deduction for the amount of income the participant recognizes upon the participant’s exercise of the SAR. The participant’s tax basis in any shares of common stock received will be the fair market value on the date of exercise and, if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of the shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Restricted Shares: A participant subject to United States federal income tax generally will not be taxed upon the grant of a restricted shares award, but rather will recognize ordinary income for United States federal income tax purposes in an amount equal to the fair market value of the shares at the time the restricted shares is no longer subject to a substantial risk of forfeiture (within the meaning of the Code). The Company generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares will equal the fair market value of those shares at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the restricted shares equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. The Company generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

Restricted Share Units: A participant subject to United States federal income tax who is granted a restricted share unit will not recognize ordinary income for United States federal income tax purposes upon the receipt of the restricted share unit, but rather will recognize ordinary income in an amount equal to the fair market value of the shares of common stock at the time of settlement, and the Company will have a corresponding deduction at that time.

Performance Shares, Performance Units, Other Share-Based and Cash-Based Awards: In the case of other stock-based and other cash-based awards, depending on the form of the award, a participant subject to United States federal income tax will not be taxed upon the grant of such an award, but, rather, will recognize ordinary income for United States federal income tax purposes when such an award vests or otherwise is free of restrictions. In any event, the Company will be entitled to a deduction at the time when, and in the amount that, a participant recognizes ordinary income.

Profits Interest Units: A participant subject to United States federal income tax who is granted a profits interest unit generally is not expected to recognize taxable income at the time of grant or the vesting of those units, provided that (a) the award qualify as “profits interests” within the meaning of Revenue Procedures 93-27 and 2001-43; (b) the participant does not dispose of the units within two years of issuance; and (c) certain other requirements are met. Participants generally would make the election provided for under Section 83(b) of the Code, recognizing zero income at the time of grant, in which case the profits interest units could be disposed of within two years of issuance. As a holder of profits interest units, however, a participant will be required to report on his or her income tax return his or her allocable share of the OP’s income, gains, losses, deductions and credits in accordance with the OP’s partnership agreement, regardless of whether the OP actually makes a distribution of cash to the participant. Distributions of money by the OP to the participant, will generally be taxable to the participant to the extent that such distributions exceed the participant’s tax basis in the OP. Any such gain generally will be capital gain, but a portion may be treated as ordinary income, depending on the assets of the OP at that time. Generally, no deduction is available to the Company upon the grant, vesting or disposition of the units.

Tax Withholding: The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of grants under the plans.

Certain Tax Code Limitations on Deductibility: Section 162(m) of the Code generally limits the deductible amount of total annual compensation paid by a public company to each “covered employee” to no more than $1 million. In addition, our ability to obtain a deduction for future payments could be limited by Section 280G of the Code, which provides that certain payments made in connection with a change in control are not deductible by the Company (and may be subject to additional taxes for the participant).

Section 409A: Some awards under the plans may be considered to be deferred compensation subject to Section 409A of the Code. Failure to satisfy the applicable requirements under this provision for awards considered deferred compensation would result in the acceleration of income and additional income tax liability to the recipient, including certain penalties.

New Plan Benefits

As of the date hereof, no awards have been granted under the 2025 LTIP. The aggregate number of shares and aggregate total dollar value of potential future awards under the 2025 LTIP that may be made to any of our named executive officers or to our executive officers, non-executive officer employees or non-employee directors as a group is subject to the discretion of the Compensation Committee and is not yet determinable. Grants under the 2016 LTIP in 2024 to our named executive officers and non-employee directors are described in the “Executive Compensation” and “The Board, Its Committees and Its Compensation” sections below.

Registration with the SEC

If the 2025 LTIP is approved by our stockholders and becomes effective, we intend to file a Registration Statement on Form S-8 relating to the issuance of Shares under the 2025 LTIP with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the 2025 LTIP by our stockholders.

Required Vote

Under our bylaws, the approval of the 2025 LTIP requires the affirmative vote of a majority of the votes cast.

The Board unanimously recommends a vote FOR the approval of the NexPoint Residential Trust, Inc. 2025 Long Term Incentive Plan.

PROPOSAL 4 –
RATIFICATION OF APPOINTMENT OF
KPMG LLP AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025

The audit committee has appointed KPMG as the Company’s independent registered public accounting firm for 2025. The Board is asking stockholders to ratify this appointment. SEC regulations and the New York Stock Exchange (“NYSE”) listing requirements require the Company’s independent registered public accounting firm to be engaged, retained and supervised by the audit committee. However, the Board considers the selection of an independent registered public accounting firm to be an important matter to stockholders. Accordingly, the Board considers a proposal for stockholders to ratify this appointment to be an opportunity for stockholders to provide input to the audit committee and the Board on a key corporate governance issue.

Representatives of KPMG are expected to virtually attend the Annual Meeting and will have the opportunity to make a statement. They will also be available to respond to appropriate questions.

Selection. KPMG served as the Company’s independent registered public accounting firm for 2024 and has been selected by the audit committee to serve as the Company’s independent registered public accounting firm for 2025.

Audit and Non-Audit Fees. The following table presents fees for audit services rendered by KPMG for the audit of the Company’s annual financial statements for 2024 and 2023, and fees billed for other services rendered by KPMG.

	YEARS ENDED
	DECEMBER 31, 2024	DECEMBER 31, 2023
Audit Fees (1)	$1,186,000	$1,249,890
Audit-Related Fees	-	-
Tax Fees (2)	313,760	269,000
All Other Fees	-	-

Total	$1,499,760	$1,518,890
(1)

Includes fees for audits of our annual financial statements, reviews of the related quarterly financial statements, and services that are normally provided by the independent accountants in connection with statutory and regulatory filings or engagements, including comfort letters and consents issued in connection with SEC filings and reviews of documents filed with the SEC. Also includes fees incurred for the audit of internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Tax fees relate to professional services rendered for tax compliance, tax return review and preparation and related tax advice.

Pursuant to the charter of the audit committee, the audit committee is responsible for the oversight of our accounting, reporting and financial practices. The audit committee has the responsibility to select, appoint, engage, oversee, retain, evaluate and terminate our external auditors; pre-approve all audit and non-audit services to be provided, consistent with all applicable laws, to us by our external auditors; and establish the fees and other compensation to be paid to our external auditors.

The audit committee has adopted a policy to pre-approve all audit and permitted non-audit services provided by our principal independent accountants. All audit and non-audit services for 2024 were pre-approved by the audit committee.

The Board unanimously recommends a vote FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2025.

THE BOARD, ITS COMMITTEES AND ITS COMPENSATION

Board of Directors

The Board presently consists of seven members, six of whom are non-management directors and five of whom are considered independent in accordance with NYSE rules. Each director serves a one-year term expiring at each annual meeting of stockholders and lasting until his or her respective successor is duly elected and qualified.

Director Compensation

Directors who are officers of the Company do not receive compensation for their service as directors.

We provide the following compensation for non-management directors:

●	each non-management director receives an annual director’s fee payable in cash equal to $20,000 and an annual grant of RSUs;

●	the chair of the audit committee receives an additional annual fee payable in cash equal to $15,000;

●	the chair of the compensation committee receives an additional annual fee payable in cash equal to $7,500;

●	the chair of the nominating and corporate governance committee receives an additional annual fee payable in cash equal to $7,500; and

●	the lead independent director receives an additional annual fee payable in cash equal to $10,000.

We also reimburse directors for all expenses incurred in attending Board and committee meetings.

Director Compensation Table

The following table provides information regarding the compensation of our non-management directors for the year ended December 31, 2024.

NAME	FEES EARNED OR PAID IN CASH	STOCK AWARDS(1)	TOTAL
James Dondero(2)	—	—	—
Brian Mitts (2)	—	—	—
Edward Constantino	$35,000	$127,174	$162,174
Scott Kavanaugh	$37,500	$127,174	$164,674
Dr. Arthur Laffer	$27,500	$127,174	$154,674
Dr. Carol Swain	$20,000	$127,174	$147,174
Catherine Wood	$20,000	$127,174	$147,174

(1)

Consists of RSUs granted on March 13, 2024. The RSUs that were granted on March 13, 2024 vested on March 13, 2025, the first anniversary of the grant date. The grant date fair value of each award was equal to the closing price of the Company’s common stock on the date of grant as calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (“Topic 718”). Pursuant to the rules of the SEC, the amounts shown in this column exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024 for information regarding the assumptions made in determining these values. As of December 31, 2024, our non-management directors each held 4,117 RSUs.

(2)

During the year ended December 31, 2024, Mr. Dondero and Mr. Mitts served as executive officers of the Company and did not receive any compensation for their service as a director. Accordingly, their compensation is described in the Summary Compensation Table below. Mr. Mitts resigned effective as of 11:59 p.m. Central Time on December 31, 2024 and is currently a non-management director.

Director Independence

The Board will review at least annually the independence of each director. During these reviews, the Board will consider transactions and relationships between each director (and his or her immediate family and affiliates) and the Company and its management to determine whether any such transactions or relationships are inconsistent with a determination that the director is independent. This review will be based primarily on responses of the directors to questions in a directors’ and officers’ questionnaire regarding employment, business, familial, compensation and other relationships with the Company and our management. Our Board has determined that each of Edward Constantino, Scott Kavanaugh, Dr. Arthur Laffer, Dr. Carol Swain and Catherine Wood is independent in accordance with NYSE rules. As required by NYSE, our independent directors will meet in regularly scheduled executive sessions at which only independent directors are present.

Corporate Governance

We believe that good corporate governance is important to ensure that, as a public company, we will be managed for the long-term benefit of our stockholders. We and our Board have reviewed the corporate governance policies and practices of other public companies, as well as those suggested by various authorities in corporate governance. We have also considered the provisions of the Sarbanes-Oxley Act and SEC and NYSE rules.

Based on this review, we have established and adopted charters for the audit committee, compensation committee and nominating and corporate governance committee, as well as corporate governance guidelines and a code of business conduct and ethics applicable to all of our directors, officers and employees.

Our committee charters, code of business conduct and ethics and corporate governance guidelines are available on our website (nxrt.nexpoint.com) in the Governance section. Copies of these documents are also available upon written request to our Corporate Secretary at c/o NexPoint Residential Trust, Inc., 300 Crescent Court, Suite 700 Dallas, Texas 75201, Attn: Corporate Secretary. We will post information regarding any amendment to, or waiver from, our code of business conduct and ethics on our website in the Governance section.

Furthermore, our insider trading policy, which is reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable listing standards, (1) governs the purchase, sale and/or other disposition of the Company’s securities by directors, officers, employees of the Company and the Company itself, and (2) prohibits our directors and certain employees, including all of our executive officers, from engaging in hedging transactions with respect to our securities, including entering into options, warrants, puts, calls or similar instruments or selling our securities short.

The Board periodically reviews its corporate governance policies and practices. Based on these reviews, the Board may adopt changes to policies and practices that are in the best interest of our stockholders and as appropriate to comply with any new SEC or NYSE rules.

Majority Voting Policy

On February 13, 2019, the Board adopted a majority voting policy. The policy provides that any director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election in an uncontested election is expected to tender his or her resignation as a director of the Board promptly following the certification of the election results. The nominating and corporate governance committee will consider each resignation tendered under this policy and recommend to the Board whether to accept or reject it. The policy requires the Board to act on each tendered resignation, taking into account the nominating and corporate governance committee’s recommendation, within 90 days following the certification of the election results. The policy also requires the Board to promptly disclose (1) its decision whether to accept or reject the director’s tendered resignation and (2) if rejected, the reasons for rejecting the tendered resignation. Any director who tenders his or her resignation pursuant to the policy will not participate in the nominating and corporate governance committee recommendation or Board action regarding whether to accept or reject the tendered resignation.

Board Leadership Structure and Board’s Role in Risk Oversight

James Dondero, our President, serves as Chairman of the Board. The Board believes that combining these positions is the most effective leadership structure for the Company at this time. As President, Mr. Dondero is involved in day-to-day operations and is familiar with the opportunities and challenges that the Company faces at any given time. With this insight, he is able to assist the Board in setting strategic priorities, lead the discussion of business and strategic issues and translate Board recommendations into Company operations and policies.

The Board has appointed Scott Kavanaugh as its lead independent director. His key responsibilities in this role include:

●	developing agendas for, and presiding over, the executive sessions of the non-management or independent directors;

●	reporting the results of the executive sessions to the Chairman;

●	providing feedback from executive sessions to the Chairman;

●

serving as a liaison between the independent directors and the Chairman (provided that each director will also be afforded direct and complete access to the Chairman at any such time such director deems necessary or appropriate);

●	presiding at all meetings of the Board at which the Chairman is not present;

●	approving information sent to the Board;

●	approving agendas for Board meetings;

●	approving Board meeting schedules to ensure that there is sufficient time for discussion of all agenda items;

●	calling meetings of the independent directors; and

●	if requested by major stockholders, ensuring that he is available for consultation and direct communication.

Risk is inherent with every business and we face a number of risks. Management is responsible for the day-to-day management of risks, while the Board, as a whole and through our audit committee, is responsible for overseeing our business and affairs, including overseeing its risk assessment and risk management functions. The Board has delegated responsibility for reviewing our policies with respect to risk assessment and risk management to our audit committee through its charter. The Board has determined that this oversight responsibility can be most efficiently performed by our audit committee as part of its overall responsibility for providing independent, objective oversight with respect to our accounting and financial reporting functions, internal and external audit functions, systems of internal controls over financial reporting and legal, ethical and regulatory compliance. Our board of directors has also delegated the oversight of risks related to cybersecurity to our audit committee and risks related to environmental, social and governance matters to our nominating and corporate governance committee. Our audit and nominating and corporate governance committees regularly report to the Board with respect to its oversight of these areas.

Board Meetings

The Board held five meetings during the fiscal year ended December 31, 2024. Each director serving on the Board in 2024 attended at least 75% of the total number of meetings of the Board and the total number of meetings of the committees on which he or she served during the time they served on the Board, except for Mr. Dondero. Under our corporate governance guidelines, each director is expected to devote the time necessary to appropriately discharge his or her responsibilities and to prepare for and, to the extent possible, attend and participate in all meetings of the Board and Board committees on which he or she serves.

Director Attendance at Annual Meetings of Stockholders

Under our corporate governance guidelines, each director is expected to attend the annual meeting of stockholders. All but two of the Company’s directors at the time of the 2024 annual meeting of stockholders attended the annual meeting.

Board Committees

Our Board has an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by the Board.

Audit Committee

Our audit committee consists of Mr. Constantino, Mr. Kavanaugh, Dr. Laffer, Dr. Swain and Ms. Wood, with Mr. Constantino serving as chair of the committee. The Board has determined that each of Mr. Constantino, Mr. Kavanaugh, Dr. Laffer and Dr. Swain qualify as an “audit committee financial expert” as that term is defined by the applicable SEC regulations. The Board has also determined that each of Mr. Constantino, Mr. Kavanaugh, Dr. Laffer, Dr. Swain and Ms. Wood is “financially literate” as required by the NYSE rules and is independent as defined by NYSE rules and SEC requirements relating to the independence of audit committee members. Our Board has determined that Mr. Constantino’s, Mr. Kavanaugh’s, Dr. Laffer’s, Dr. Swain’s and Ms. Wood’s simultaneous service on the audit committees of more than three public companies would not impair his or her ability to effectively serve on our audit committee. The audit committee met five times during the fiscal year ended December 31, 2024. Our audit committee charter details the principal functions of the audit committee, including oversight related to:

●	our accounting and financial reporting processes;

●	the integrity of our consolidated financial statements;

●	our systems of disclosure controls and procedures and internal control over financial reporting;

●	our compliance with financial, legal and regulatory requirements;

●	the performance of our internal audit function;

●	our overall risk assessment and management; and

●

our process for assessing, identifying and managing risks from cybersecurity threats as well as any material effects, or reasonably likely material effects, of risks from cybersecurity threats and previous cybersecurity incidents.

The audit committee is also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The audit committee also prepares the audit committee report required by SEC regulations to be included in our annual proxy statement. A copy of the audit committee charter is available under the Governance section of the Company’s website at nxrt.nexpoint.com.

Compensation Committee

Our compensation committee consists of Dr. Laffer, Mr. Kavanaugh, Mr. Constantino, Dr. Swain and Ms. Wood, with Dr. Laffer serving as chair of the committee. The Board has determined that each of Dr. Laffer, Mr. Kavanaugh, Mr. Constantino, Dr. Swain and Ms. Wood is independent as defined by NYSE rules and SEC requirements relating to the independence of compensation committee members. The compensation committee met five times during the fiscal year ended December 31, 2024. Our compensation committee charter details the principal functions of the compensation committee, including:

●	reviewing our compensation policies and plans;

●	implementing and administering a long-term incentive plan;

●	evaluating the terms of the Advisory Agreement and the performance of the Adviser;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	producing a report on compensation to be included in our annual proxy statement, as required; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The compensation committee has the sole authority to retain and terminate compensation consultants to assist in the evaluation of our compensation and the sole authority to approve the fees and other retention terms of such compensation consultants. The committee may, in its discretion, delegate specific duties and responsibilities to a subcommittee or an individual committee member, to the extent permitted by applicable law. The committee is also able to retain independent counsel and other independent advisors to assist it in carrying out its responsibilities. A copy of the compensation committee charter is available under the Governance section of the Company’s website at nxrt.nexpoint.com.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Mr. Kavanaugh, Mr. Constantino, Dr. Laffer, Dr. Swain and Ms. Wood, with Mr. Kavanaugh serving as chair of the committee. The Board has determined that each of Mr. Kavanaugh, Mr. Constantino, Dr. Laffer, Dr. Swain and Ms. Wood is independent as defined by NYSE rules. The nominating and corporate governance committee met five times during the fiscal year ended December 31, 2024. Our nominating and corporate governance committee charter details the principal functions of the nominating and corporate governance committee, including:

●

reviewing the characteristics of current Board members, determining if any characteristics are lacking and using these measures in identifying and recommending to the full Board qualified candidates for election as directors;

●	developing and recommending to the Board corporate governance guidelines and implementing and monitoring such guidelines;

●	reviewing and making recommendations on matters involving the general operation of the Board, including board size and composition, and committee composition and structure;

●	recommending to the Board nominees for each committee of the Board;

●	annually facilitating the assessment of the Board’s performance, as required by applicable law, regulations and the NYSE corporate governance listing standards;

●	annually reviewing and making recommendations to the Board regarding revisions to the corporate governance guidelines and the code of business conduct and ethics;

●	overseeing succession planning; and

●	overseeing the Company’s strategy, initiatives, risks, opportunities and reporting on material environmental, social and governance matters.

The nominating and corporate governance committee has the sole authority to retain and terminate any search firm to assist in the identification of director candidates and the sole authority to set the fees and other retention terms of such search firms. The committee is also able to retain independent counsel and other independent advisors to assist it in carrying out its responsibilities. A copy of the nominating and corporate governance committee charter is available under the Governance section of the Company’s website at nxrt.nexpoint.com.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2024, Dr. Laffer, Mr. Constantino, Mr. Kavanaugh, Dr. Swain and Ms. Wood served on our compensation committee. During the fiscal year ended December 31, 2024:

●	none of the members of our compensation committee is, or has ever been, one of our officers or employees;

●	none of the members of our compensation committee had any relationships with the us requiring disclosure under “Certain Relationships and Related Party Transactions”;

●	none of our executive officers served as a member of the compensation committee of another entity, one of whose executive officers served on our compensation committee;

●	none of our executive officers served as a director of another entity, one of whose executive officers served on our compensation committee; and

●	none of our executive officers served as a member of the compensation committee of another entity, one of whose executive officers served as one of our directors.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors and executive officers, who are employees of our Adviser. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

●	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

●	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

●	compliance with laws, rules and regulations;

●	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

●	accountability for adherence to the code of business conduct and ethics.

A copy of our code of business conduct and ethics is available under the Governance section of the Company’s website at nxrt.nexpoint.com. We will post information regarding any amendment to, or waiver from, our code of business conduct and ethics on our website under the Governance section.

Qualifications for Director Nominees

The nominating and corporate governance committee is responsible for reviewing with the Board, at least annually, the appropriate skills and experience required for members of the Board. This assessment includes factors such as judgment, skill, diversity, integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

In connection with this assessment, the nominating and corporate governance committee will identify individuals believed to be qualified to become Board members and recommend candidates to the Board to fill new or vacant positions. The nominating and corporate governance committee will also review the qualifications of, and make recommendations to the Board regarding, director nominations submitted to the Company by stockholders in accordance with the Company’s bylaws or otherwise using the same assessment process described above. In addition, the nominating and corporate governance committee will evaluate whether an incumbent director should be nominated for re-election to the Board as part of its annual review and selection process. The nominating and corporate governance committee will use the same factors established for new director candidates to make its evaluation and will also take into account the incumbent director’s performance as a Board member.

The nominating and corporate governance committee does not have a formal policy regarding the consideration of diversity for director candidates. The nominating and corporate governance committee does, however, consider diversity as part of its overall selection strategy. The nominating and corporate governance committee considers diversity in its broadest sense, including diversity in professional and life experiences, education, skills, perspectives and leadership. Importantly, the nominating and corporate governance committee focuses on how the experiences and skill sets of each director nominee complements those of fellow directors and director nominees to create a balanced Board with diverse viewpoints and deep expertise. The Company believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the Company’s goal of creating a board of directors that best serves our needs and those of our stockholders.

Director Candidate Recommendations by Stockholders

The nominating and corporate governance committee will review and evaluate any director nominations submitted by stockholders, including reviewing the qualifications of, and making recommendations to the Board regarding, director nominations submitted by stockholders in the same manner as described under “Qualifications for Director Nominees”. See “Communications with the Board of Directors” below for additional information on how to submit a director nomination to the Board.

Communications with the Board of Directors

Any stockholder or other interested party who wishes to communicate directly with the Board or any of its members may do so by writing to: Board of Directors, c/o NexPoint Residential Trust, Inc., 300 Crescent Court, Suite 700, Dallas, Texas 75201, Attn: Corporate Secretary. The mailing envelope should clearly indicate whether the communication is intended for the Board as a group, the non-management directors or a specific director.

Stockholder Nominations

The Company’s bylaws provide that, with respect to an annual meeting of our stockholders, nominations of individuals for election to the Board may be made only (a) pursuant to our notice of the meeting, (b) by or at the direction of the Board or (c) by any stockholder who was a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of such nominee and has provided notice to us within the time period, and containing the information, certifications and other materials, specified in the advance notice provisions of our bylaws and who has complied with the other procedural requirements set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to the Board may be made only (a) by or at the direction of the Board or (b) if the meeting has been called for the purpose of electing directors, by any stockholder who was a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of such nominee and who has provided notice to us within the time period, and containing the information, certifications and other materials, specified in the advance notice provisions of our bylaws and who has complied with the other procedural requirements set forth in our bylaws. See “Stockholder Proposals for the 2026 Annual Meeting of Stockholders” below for how to submit a timely notice.

EXECUTIVE OFFICERS

The following sets forth information regarding the executive officers of the Company as of March 28, 2025:

NAME	AGE	POSITIONS
James Dondero	62	President and Chairman of the Board
Paul Richards	36	Chief Financial Officer, Executive VP-Finance, Treasurer and Assistant Secretary
Matt McGraner	41	Executive VP and Chief Investment Officer
Dennis Charles Sauter, Jr.	50	General Counsel and Secretary

Information regarding Mr. Dondero is included above under “Election of Directors.”

Paul Richards has served as our Chief Financial Officer, Executive VP-Finance, Treasurer and Assistant Secretary since January 2025. Mr. Richards has also served as a director for our Sponsor since 2019 and joined in 2017. Mr. Richards has also served as Chief Financial Officer, Assistant Secretary and Treasurer of VineBrook since August 2024, as Chief Financial Officer, Executive VP-Finance, Treasurer and Assistant Secretary of NXDT and NREF since January 2025 and as Chief Financial Officer and Corporate Secretary of NHT since January 2025. Mr. Richards also served as Vice President of Asset Management and Financing of VineBrook from 2018 to August 2024, as VP of Originations and Investments of NREF from February 2020 to January 2025 and as Vice President of Asset Management of NHT from March 2019 to December 2024. Currently, Mr. Richards leads our financial reporting and accounting teams and is integral in financing and capital allocation decisions. From 2016 to 2017. Mr. Richards served as a Product Strategy Associate at NexPoint Asset Management, L.P. (“NexPoint Asset Management”), formerly known as Highland Capital Management Fund Advisors, L.P., where he was responsible for evaluating and optimizing the registered product lineup. Mr. Richards was hired by a former affiliate of our Sponsor in 2014. VineBrook, NHT, NXDT, NREF, our Sponsor and NexPoint Asset Management may be affiliates of the Company. Previously, Mr. Richards was also employed with Deloitte & Touche LLP’s state and local tax practice where he served as a tax consultant specializing in state strategic tax reviews, voluntary disclosure agreements, state tax exposure research, and overall state tax compliance.

Matt McGraner has served as our Executive VP and Chief Investment Officer since March 2015 and served as our Secretary from September 2014 to March 2015. Mr. McGraner co-founded our Adviser, an affiliate of the Company, as well as NXRT, NREF and other real estate businesses with Mr. Mitts and Mr. Dondero. Mr. McGraner has also served as the Executive VP and Chief Investment Officer of NREF since January 2020 and as Secretary of NREF from June 2019 to February 2020. Mr. McGraner has also served as Executive VP, Chief Investment Officer and Secretary of VineBrook since February 2019 and as a member of the board of directors and President of NSP since November 2020. Mr. McGraner has also served as Executive Vice President and Chief Investment Officer of NXDT since January 2022 and served as Secretary of NXDT from July 2022 to December 2024. From October 2018 to February 2019, Mr. McGraner also served as Chief Executive Officer, President and Secretary of VineBrook. Mr. McGraner has also served as Chief Investment Officer of NHT since December 2019 and as a Managing Director at our Sponsor since 2016. In addition, Mr. McGraner has served as Chief Investment Officer and Secretary of NXHT since June 2022. NREF, VineBrook, NXDT, NXHT, NSP, NHT and our Sponsor may be affiliates of the Company. With over 15 years of real estate, private equity and legal experience, his primary responsibilities are to lead the operations of the real estate platform at our Sponsor, as well as source and execute investments, manage risk and develop potential business opportunities, including fundraising, private investments and joint ventures. Mr. McGraner is also a licensed attorney and was formerly an associate at Jones Day from 2011 to 2013, with a practice primarily focused on private equity, real estate and mergers and acquisitions. While at Jones Day, Mr. McGraner led the acquisition and financing of over $200 million of real estate investments and advised on $16.3 billion of M&A and private equity transactions. Since 2013 through March 28, 2025, Mr. McGraner has led the acquisition and financing of over $20.1 billion of real estate investments.

Dennis Charles “D.C.” Sauter, Jr. has served as our General Counsel since February 2020 and Secretary since January 2025. Mr. Sauter has also served as the General Counsel of NREF since February 2020 and as Secretary since January 2025, General Counsel of our Sponsor since April 2021, the General Counsel of NXDT since July 2022 and Secretary since January 2025. Previously, Mr. Sauter was a partner in the real estate section of a Dallas-based law firm from January 2014 until joining our Sponsor in February 2020, where he specialized in acquisitions, construction, financing, joint ventures and complex leasing for REITs, private developers, and institutional investors. NREF and NXDT and our Sponsor may be affiliates of the Company. Mr. Sauter’s primary responsibility is to manage our legal matters, including corporate governance, real estate transactions and capital markets transactions. He received his Bachelor of Arts degree from the University of Texas at Austin and his Juris Doctor from Southern Methodist University Dedman School of Law. He has been a licensed attorney and member of the State Bar of Texas since 2001.

COMPENSATION COMMITTEE REPORT

Our compensation committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K of the Exchange Act with management.

Based on such review and discussions, our compensation committee recommended to our board that the “Compensation Discussion and Analysis” be included in this proxy statement.

Members of the Compensation Committee

Dr. Arthur Laffer (Chair)	Scott Kavanaugh	Edward Constantino	Catherine Wood	Dr. Carol Swain

The compensation committee has furnished the following report. The information contained in this “Compensation Committee Report” is not to be deemed “soliciting material” or “filed” with the SEC, nor is such information to be incorporated by reference into any future filings under the Securities Act of 1933 or the Exchange Act except to the extent that we specifically incorporate it by reference into such filings.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis describes our compensation program, objectives and policies for our named executive officers for fiscal year 2024. Our named executive officers for fiscal year 2024 were James Dondero, President; Brian Mitts, our former Chief Financial Officer, Executive VP-Finance, Secretary and Treasurer who served during 2024; Matt McGraner, Executive VP and Chief Investment Officer and D.C. Sauter, General Counsel.

Overview of Compensation Program and Philosophy

We are externally managed by our Adviser through the Advisory Agreement. Our Adviser conducts substantially all of our operations and provides asset management services for our real estate investments. We expect we will only have accounting employees while the Advisory Agreement is in effect. Our named executive officers for fiscal year 2024 currently serve as officers of our Adviser or served as an officer of our Adviser during fiscal year 2024 and we only have two employees as of March 28, 2025.

Because our Advisory Agreement provides that our Adviser is responsible for managing our affairs, our named executive officers, who are employees of our Adviser or were employees of our Adviser when they served as an officer of the Company, have not received, nor do we expect they will in the future receive, any cash compensation from us for their services as our named executive officers. Similarly, we do not provide our named executive officers with pension benefits, perquisites, or other personal benefits. Instead, we pay our Adviser the fees described below under “Certain Relationships and Related Party Transactions – Our Advisory Agreement.” For the year ended December 31, 2024, we paid approximately $6.9 million in fees to our Adviser. In addition, for the year ended December 31, 2024, our Adviser elected to voluntarily waive $21.3 million in advisory and administrative fees. Such previously waived fees are considered to be permanently waived.

Additionally, our Advisory Agreement does not require our named executive officers to dedicate a specific amount of time fulfilling our Adviser’s obligations to us under the Advisory Agreement and does not require a specific percentage or amount of the fees paid to the Adviser to be allocated to the compensation of our named executive officers. Our Adviser does not compensate our named executive officers specifically for their services performed for us as they also serve as officers of other investment vehicles that are sponsored, managed or advised by affiliates of our Adviser. For these reasons, our Adviser cannot identify the portion of compensation awarded to our named executive officers for services rendered solely in their capacity as officers of the Company. Accordingly, we are unable to provide complete compensation information for any of our named executive officers as the total compensation of our named executive officers reflects the performance of all the investment vehicles for which these individuals provide or provided services. However, for context our Adviser and/or its affiliates paid our named executive officers aggregate base salary and cash incentive bonuses totaling $3.9 million for the year ended December 31, 2024. This represents approximately 56.7% of the $6.9 million in fees paid to our Adviser by us for the year ended December 31, 2024. However, if a portion of the aggregate base salary and cash incentive bonuses paid to our named executive officers is allocated to us based on the advisory fees paid to our Adviser by us as a percentage of the total advisory fees earned by our Adviser and its affiliates1, the aggregate base salary and cash incentive bonuses allocated to us for our named executive officers are approximately 7.0% of the fees paid to our Adviser by us for the year ended December 31, 2024. The cash compensation paid to our named executive officers is approximately 30.3% fixed pay and 69.7% variable/incentive pay. Total compensation paid to our named executive officers in the aggregate for the year ended December 31, 2024, including fixed and variable/incentive cash compensation, as well as time-based RSUs of the Company and other affiliates of our Adviser that vested during the year, totaled approximately $8.8 million. This represents base salaries of approximately $1.2 million or 13.5%, cash incentive bonuses of $2.7 million or 31% and time-based RSU compensation of $4.9 million or 55.5%. The compensation paid by our Adviser and its affiliates to each of our named executive officers is based upon a robust review process (which includes self-evaluation and peer-review) that takes into consideration the named executive officer’s projected goals for the given year and the named executive officer’s performance relative to those goals. Our Adviser and its affiliates measure performance based on a number of metrics/measurements, including as applicable, the growth of assets under management of our Sponsor’s investment vehicles, new investment vehicles launched, deals sourced, deals closed, relative performance of the named executive officer’s underlying investments measured against peers and versus applicable investment benchmarks, as well as the accomplishment of additional firm and team goals. However, our Sponsor measures its success by the success of its investors, and thus the performance of investments managed by the applicable named executive officer is a primary consideration in determining variable/incentive compensation payable to our named executive officers.

1Advisory fees are exclusive of one-time fees earned such as acquisition or other fees earned by affiliates of our Adviser.

We have no arrangements to make cash payments to our named executive officers upon their termination from service as our officers. In addition, we currently do not have any equity ownership requirements or guidelines for our named executive officers. While we do not pay our named executive officers any cash compensation, the compensation committee may grant our named executive officers equity-based awards intended to align their interests with the interests of our stockholders. In establishing award levels, the compensation committee currently does not plan to engage in any benchmarking of award levels/opportunities, believing that there is insufficient information regarding incentive awards in the case of externally-managed REITs.

Role of Compensation Committee

We expect we will only have accounting employees while the Advisory Agreement is in effect. As of March 28, 2025, we only have two employees and our executive officers do not receive any cash compensation from us or any of our subsidiaries for serving as executive officers. We do not have agreements with any of our executive officers regarding their cash compensation, nor do we or our compensation committee make any decisions regarding their cash compensation, employee benefits, or other types of compensation paid to our executive officers by our Adviser or its affiliates. Our compensation committee only reviews and approves the equity-based awards to be paid or made by us to our named executive officers based on recommendations from our President.

Role of Executive Officers

The compensation committee is responsible for approving any equity-based awards to be paid or made by us to our named executive officers. Our President annually reviews the financial performance of the Company, current market conditions and the performance of each executive officer of the Company and based on these reviews, provides a recommendation regarding the appropriate equity-based grants, if any, to be presented to the compensation committee for approval.

Cash and Other Compensation

As described above, our officers are employed by our Adviser or were employed by our Adviser when they served as an officer of the Company. As such, we did not provide any of our officers with any cash compensation, pension benefits or nonqualified deferred compensation plans. We have reported the advisory and administrative fees that we pay to our Adviser under “—Overview of Compensation Program and Philosophy” above.

Equity Compensation

The compensation committee may from time to time pursuant to the 2016 LTIP, and, if approved by our stockholders, the 2025 LTIP, grant our named executive officers equity-based awards, including options to purchase shares of our common stock, stock appreciation rights, restricted shares, RSUs, performance awards and other equity-based awards relating to our common stock. These awards are intended to align the recipients’ interests with those of our stockholders by allowing the recipient to share in the creation of value for our stockholders through capital appreciation and dividends.

These equity awards are generally subject to vesting requirements over a number of years, and are designed to promote the retention of management and achievement of strong performance for the Company. These awards provide a further benefit to us by enabling our Adviser to attract, motivate and retain talented individuals to serve as our executive officers. The compensation committee does not use a specific formula to calculate the number of equity awards and other rights awarded to our named executive officers under our 2016 LTIP and, if approved by our stockholders, the 2025 LTIP. In addition, the compensation committee does not explicitly set future award levels/opportunities on the basis of what the named executive officers earned from prior awards. Rather, the compensation committee takes into account a variety of factors, including the financial performance of the Company during the prior fiscal year, current market conditions, the performance of each named executive officer, the desire to continue to align the interests of each of our named executive officers with our stockholders, general market practices of our peers and similarly sized companies, as well as the recommendations of our President, in determining the specific amounts to be granted to an individual, if any. Our small employee population may result in the majority of equity awards granted in a given year being granted to our named executive officers, which explains why the concentration of equity our named executive officers receive relative to the total equity the Company grants is high.

We believe our compensation policies are particularly appropriate since we are an externally managed REIT. REIT regulations require us to pay at least 90% of our REIT taxable income to stockholders as dividends. As a result, we believe that our common stockholders are principally interested in receiving attractive risk-adjusted dividends and growth in dividends and market capitalization. Accordingly, we want to provide an incentive to our named executive officers that rewards success in achieving these goals. Since we generally do not have the ability to retain earnings, we believe that equity-based awards serve to align the interests of our named executive officers with the interests of our stockholders. Additionally, we believe that equity-based awards are consistent with our stockholders’ interest in market capitalization growth as these individuals will be incentivized to grow our market capitalization for stockholders over time. We believe that this alignment of interests provides an incentive to our named executive officers to implement strategies that will enhance our overall performance and promote growth in dividends and growth in our market capitalization.

For the fiscal year 2024, our compensation committee made one grant of RSUs to each of our named executive officers pursuant to the 2016 LTIP, which vest ratably in five annual installments. For each named executive officer, the award vested one-fifth on March 13, 2025. These grants are described in more detail below under “–Grants of Plan Based Awards in 2024”.

Pension Benefits

We do not provide any of our officers with pension benefits.

Nonqualified Deferred Compensation

We do not provide any of our officers with any nonqualified deferred compensation plans.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

We do not grant stock options as part of our equity compensation programs.

The compensation committee does not take material nonpublic information into account when determining the timing and terms of equity awards and has not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. The compensation committee typically grants equity awards once a year at least two business days after filing the Company’s Annual Report on Form 10-K and during a period when the Company does not possess material nonpublic information. The Compensation Committee may also grant equity awards in connection with promotions or other significant events.

During the year ended December 31, 2024, none of our named executive officers were awarded stock options with an effective grant date during any period beginning four business days before the filing or furnishing of a periodic or current report with the SEC that disclosed material nonpublic information and ending one business day after the filing or furnishing of such reports.

Summary Compensation Table

The following table sets forth the compensation paid to or accrued by those named executive officers for whom we are able to quantify such compensation for services the named executive officer rendered to us during the fiscal years presented.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(1)	BONUS ($)(1)	STOCK AWARDS ($)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	NON- QUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTHER COMPENSATION ($)	TOTAL ($)
James Dondero	2024	—	—	$3,452,019	—	—	—	$3,452,019
President and	2023	—	—	$3,271,489	—	—	—	$3,271,489
Chairman	2022	—	—	$3,694,998	—	—	—	$3,694,998

Brian Mitts
Former Chief Financial	2024	—	—	$546,722	—	—	—	$546,722
Officer, Executive VP-	2023	—	—	$739,365	—	—	—	$739,365
Finance, Secretary and Treasurer and Director	2022	—	—	$834,354	—	—	—	$834,354
Matt McGraner	2024	—	—	$3,452,019	—	—	—	$3,452,019
Executive VP and	2023	—	—	3,145,434	—	—	—	$3,145,434
Chief Investment Officer	2022	—	—	$3,694,998	—	—	—	$3,694,998
D. C. Sauter	2024	—	—	$382,696	—	—	—	$382,696
General Counsel and	2023	—	—	$410,789	—	—	—	$410,789
Secretary	2022	—	—	$417,219	—	—	—	$417,219

(1)	The named executive officers are employees of our Adviser or its affiliates and are not paid cash compensation by us.

(2)

The amounts reported in the “Stock Awards” column represent the aggregate grant date fair value of RSUs, calculated in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown in this column exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024 for information regarding the assumptions made in determining these values.

Grants of Plan Based Awards in 2024

The following table contains information regarding grants of plan-based awards to our named executive officers during the year ended December 31, 2024.

NAME	GRANT DATE	ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK (#)	GRANT DATE FAIR VALUE OF STOCK AWARDS ($)(1)
James Dondero	3/13/2024	111,752	3,452,019
Brian Mitts	3/13/2024	17,699	546,722
Matt McGraner	3/13/2024	111,752	3,452,019
D.C. Sauter	3/13/2024	12,389	382,696

(1)

Represents the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown in this column exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024 for information regarding the assumptions made in determining these values.

The 2016 LTIP authorizes and, if approved, the 2025 LTIP will authorize the compensation committee of our Board to provide equity-based compensation in the form of stock options, appreciation rights, restricted shares, RSUs, performance shares, performance units and certain other awards denominated or payable in, or otherwise based on, the Company’s common stock or factors that may influence the value of the Company’s common stock, plus cash incentive awards, for the purpose of providing our officers, our non-management directors, and potentially certain non-employees who perform employee-type functions, incentives and rewards for performance.

Outstanding Equity Awards at Fiscal Year-End

The following table contains information regarding outstanding equity awards held by our named executive officers as of December 31, 2024.

	STOCK AWARDS
NAME	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(1)
James Dondero	244,621	(2)	$10,212,927
Brian Mitts	45,623	(3)	$1,904,760
Matt McGraner	253,118	(4)	$10,567,677
D.C. Sauter	27,389	(5)	$1,143,491

(1)	Market value is based on the closing price of our common stock as of December 31, 2024 ($41.75), the last trading day of the year.

(2)

Consists of RSUs granted on February 20, 2020, May 11, 2020, February 18, 2021, February 17, 2022, March 28, 2023 and March 13, 2024. With respect to the RSUs granted on February 20, 2020, as of December 31, 2024, there were 9,756 RSUs not vested, which vested on February 20, 2025. With respect to the RSUs granted on May 11, 2020, as of December 31, 2024, there were 6,779 RSUs not vested, which will vest on May 11, 2025. With respect to the RSUs granted on February 18, 2021, as of December 31, 2024, there were 23,880 RSUs not vested, which vested one-half on February 18, 2025, and which will vest one-half on February 18, 2026. With respect to the RSUs granted on February 17, 2022, as of December 31, 2024, there were 26,430 RSUs not vested, which vested one-third on February 17, 2025, and which will vest one-third on February 17, 2026 and one-third on February 17, 2027. With respect to the RSUs granted on March 28, 2023, as of December 31, 2023, there were 66,024 RSUs not vested, which vested one-fourth on March 28, 2025, and which will vest one-fourth on March 28, 2026, one-fourth on March 28, 2027 and one-fourth on March 28, 2028. With respect to the RSUs granted on March 13, 2024, as of December 31, 2024, there were 111,752 RSUs not vested, which vested one-fifth on March 13, 2025, and which will vest one-fifth on March 13, 2026, one-fifth on March 13, 2027, one-fifth on March 13, 2028 and one-fifth on March 13, 2029.

(3)

Consists of RSUs granted on February 20, 2020, May 11, 2020, February 18, 2021, February 17, 2022, March 28, 2023 and March 13, 2024. With respect to the RSUs granted on February 20, 2020, as of December 31, 2024, there were 1,597 RSUs not vested, which vested on February 20, 2025. With respect to the RSUs granted on May 11, 2020, as of December 31, 2024, there were 1,010 RSUs not vested, which will vest on May 11, 2025. With respect to the RSUs granted on February 18, 2021, as of December 31, 2024, there were 4,430 RSUs not vested, which vested one-half on February 18, 2025, and which will vest one-half on February 18, 2026. With respect to the RSUs granted on February 17, 2022, as of December 31, 2024, there were 5,967 RSUs not vested, which vested one-third on February 17, 2025, and which will vest one-third on February 17, 2026 and one-third on February 17, 2027. With respect to the RSUs granted on March 28, 2023, as of December 31, 2024, there were 14,920 RSUs not vested, which vested one-fourth on March 28, 2025, and which will vest one-fourth on March 28, 2026, one-fourth on March 28, 2027 and one-fourth on March 28, 2028. With respect to the RSUs granted on March 13, 2024, as of December 31, 2024, there were 17,699 RSUs not vested, which vested one-fifth on March 13, 2025, and which will vest one-fifth on March 13, 2026, one-fifth on March 13, 2027, one-fifth on March 13, 2028 and one-fifth on March 13, 2029.

(4)

Consists of RSUs granted on February 20, 2020, May 11, 2020, February 18, 2021, February 17, 2022, March 28, 2023 and March 13, 2024. With respect to the RSUs granted on February 20, 2020, as of December 31, 2024, there were 12,445 RSUs not vested, which vested on February 20, 2025. With respect to the RSUs granted on May 11, 2020, as of December 31, 2024, there were 8,647 RSUs not vested, which will vest on May 11, 2025. With respect to the RSUs granted on February 18, 2021, as of December 31, 2024, there were 30,364 RSUs not vested, which vested one-half on February 18, 2025, and which will vest one-half on February 18, 2026. With respect to the RSUs granted on February 17, 2022, as of December 31, 2024, there were 26,430 RSUs not vested, which vested one-third on February 17, 2025, and which will vest one-third on February 17, 2026 and one-third on February 17, 2027. With respect to the RSUs granted on March 28, 2023, as of December 31, 2024, there were 63,480 RSUs, which vested one-fourth on March 28, 2025, and which will vest one-fourth on March 28, 2026, one-fourth on March 28, 2027 and one-fourth on March 28, 2028. With respect to the RSUs granted on March 13, 2024, as of December 31, 2024, there were 111,752 RSUs not vested, which vested one-fifth on March 13, 2025, and which will vest one-fifth on March 13, 2026, one-fifth on March 13, 2027, one-fifth on March 13, 2028 and one-fifth on March 13, 2029.

(5)

Consists of RSUs granted on February 20, 2020, May 11, 2020, February 18, 2021, February 17, 2022, March 28, 2023 and March 13, 2024. With respect to the RSUs granted on February 20, 2020, as of December 31, 2024, there were 504 RSUs not vested, which vested on February 20, 2025. With respect to the RSUs granted on May 11, 2020, as of December 31, 2024, there were 350 RSUs not vested, which will on May 11, 2025. With respect to the RSUs granted on February 18, 2021, as of December 31, 2024, there 2,872 RSUs not vested, which vested one-half on February 18, 2025, and which will vest one-half on February 18, 2026. With respect to the RSUs granted on February 17, 2022, as of December 31, 2024, there were 2,984 RSUs not vested, which vested one-third on February 17, 2025, and which will vest one -third on February 17, 2026 and one-third on February 17, 2027. With respect to the RSUs granted on March 28, 2023, as of December 31, 2024, there were 8,290 RSUs, which vested one-fourth on March 28, 2025, and which will vest one-fourth on March 28, 2026, one-fourth on March 28, 2027 and one-fourth on March 28, 2028. With respect to the RSUs granted on March 13, 2024, as of December 31, 2024, there were 12,389 RSUs not vested, which vested one-fifth on March 13, 2025, and which will vest one-fifth on March 13, 2026, one-fifth on March 13, 2027, one-fifth on March 13, 2028 and one-fifth on March 13, 2029.

Options Exercised and Stock Vested

As of December 31, 2024, no options to purchase shares of our common stock were exercised or outstanding. The following table contains information regarding the RSUs that vested during the year-ended December 31, 2024:

	STOCK AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(1)
James Dondero	62,696	$1,963,426
Brian Mitts	14,017	$434,652
Matt McGraner	74,021	$2,310,269
D.C. Sauter	5,358	$169,580

(1)	Value realized is calculated based on the closing price of our common stock on the vesting date multiplied by the number of shares vested.

Potential Payments Upon Termination of Employment or Change in Control

In the event any officer’s employment is terminated due to such officer’s death, disability or retirement, all outstanding RSUs granted that have not previously vested or been forfeited, will vest. For awards granted in 2021, if any officer’s employment is terminated without cause or by the officer for good reason, all outstanding RSUs granted that have not previously vested or been forfeited, will vest. For awards granted in or after 2022, if any officer’s employment is terminated without cause, subject to the officer’s execution of a general release of claims within a specified time period and subject to non-revocation, the outstanding RSUs which would have become vested and nonforfeitable during the 12-month period immediately following the date of such termination had the officer remained continuously employed, will vest. If a change in control occurs and the award is not assumed or converted into a replacement award in a manner described in the award agreement, all outstanding awards held by our officers that have not previously vested or been forfeited, will vest. If a change of control occurs and the award is converted into a replacement award as described in the applicable award agreement and any officer’s employment is terminated without cause or for good reason within two years following a change in control, all outstanding awards held by our officers that have not previously vested or been forfeited, will vest.

The following table shows the estimated amounts that our named executive officers would have become entitled to under the terms of outstanding equity awards as of December 31, 2024 had any of the events described above occurred on December 31, 2024:

NAME	ESTIMATED VALUE UPON TERMINATION DUE TO DEATH, DISABILITY, RETIREMENT, CHANGE IN CONTROL OR TERMINATION WITHOUT CAUSE OR FOR GOOD REASON DURING TWO YEARS AFTER A CHANGE IN CONTROL($)(1)	ESTIMATED VALUE UPON TERMINATION WITHOUT CAUSE ($)(1)	ESTIMATED VALUE UPON TERMINATION FOR GOOD REASON($)(1)
James Dondero	$10,212,927	$2,987,129	$996,990
Brian Mitts(2)	$1,904,760	$571,516	$184,953
Matt McGraner	$10,567,677	$3,231,283	$1,267,697
D.C. Sauter	$1,143,491	$351,452	$119,906

(1)

Estimated value is determined by multiplying (x) the number of RSUs that would have been subject to accelerated vesting if the applicable triggering event occurred on December 31, 2024, by (y) the closing price of our common stock as of December 31, 2024 ($41.75).

(2)

Under SEC rules, we are required to present the estimated amounts Mr. Mitts would have become entitled to under the terms of his outstanding equity awards in effect as of December 31, 2024 had any of the foregoing events occurred on December 31, 2024. Mr. Mitts and the Company negotiated a separation agreement and amended award agreements in connection with his resignation as Chief Financial Officer, Executive VP-Finance, Secretary and Treasurer of the Company effective as of 11:59 p.m. Central Time on December 31, 2024, the terms of which are described below under “Separation Agreement with Brian Mitts”. Pursuant to the terms of the amended and restated award agreements, no RSUs granted to Mr. Mitts were subject to accelerated vesting upon his resignation.

In general, except as may be otherwise prescribed by the compensation committee in any award agreement, the 2016 LTIP provides that a change of control will be deemed to have occurred if: (a) individuals who constitute the Board on the effective date of the 2016 LTIP cease for any reason to constitute at least a majority of the Board, unless their replacements are approved as described in the 2016 LTIP (subject to certain exceptions described in the 2016 LTIP); (b) a person or group becomes the beneficial owner of 35% or more of the then-outstanding shares of our common stock or the combined voting power of our then-outstanding securities entitled to vote generally in the election of directors, subject to certain exceptions; (c) the Company closes a reorganization, merger, consolidation, significant sale or purchase of assets or other similar transaction resulting in a substantial change in its ownership or leadership, in each case which causes the persons or groups who are the beneficial owners of 35% or more of the then-outstanding shares of our common stock or the combined voting power of our then-outstanding securities entitled to vote generally in the election of directors to cease to be such beneficial owners of the entity resulting from such transaction, in substantially the same proportions of ownership as immediately prior to such transaction, as further described in the 2016 LTIP; (d) the Company’s stockholders approve its complete liquidation or dissolution; or (e) the Adviser is terminated.

Cause is defined in the applicable award agreement and generally includes, among other things, a material breach by the participant of any agreement between the participant and the Company, the participant’s conviction of or plea of guilty or no contest to a felony or gross negligence or gross misconduct by the participant. Good reason is defined in the applicable award agreements and generally includes, among other things, a material diminution of duties or responsibilities, a material reduction in aggregate base salary and bonus opportunity or reassignment to another office location more than 50 miles from the current location.

Separation Agreement with Brian Mitts

On November 11, 2024, Mr. Mitts resigned from his position as Chief Financial Officer, Executive VP-Finance, Secretary and Treasurer of the Company effective as of December 31, 2024 at 11:59 p.m. Central. In connection with his resignation, Mr. Mitts and the Company, our Sponsor., our Adviser, NREF, NexPoint Real Estate Advisors VII, L.P., NXDT, NexPoint Real Estate Advisors X, L.P., VineBrook, NexPoint Real Estate Advisors V, L.P., NXHT, NexPoint Real Estate Advisors XI, L.P., NSP and NHT entered into a Separation Agreement, dated November 11, 2024 (the “Separation Agreement”). Pursuant to, and subject to Mr. Mitts’ compliance with the terms of, the Separation Agreement, our Sponsor paid a separation payment of $200,000 to Mr. Mitts on February 28, 2025 and will pay a separation payment of $200,000 to Mr. Mitts on August 29, 2025 and will subsidize Mr. Mitts’s COBRA premium for a period of twelve months. In addition, pursuant to the Separation Agreement, award agreements reflecting outstanding RSUs granted to Mr. Mitts by the Company, outstanding RSUs granted to Mr. Mitts by NREF, outstanding restricted share units granted to Mr. Mitts by NXDT and outstanding RSUs granted to Mr. Mitts by VineBrook were amended and restated to, among other things, revise the vesting conditions and definitions of “Qualifying Termination” and “Cause” so that Mr. Mitts’s service as a director or trustee of the Company, NREF, NXDT or VineBrook, respectively, will count towards the vesting and forfeiture provisions of the amended and restated award agreements.

Pursuant to the amended and restated award agreements, (i) awards will vest and become nonforfeitable in accordance with and subject to the vesting schedule set forth in the applicable award agreement, subject to Mr. Mitts’s continued status as a director or trustee of the Company, NREF, NXDT or VineBrook, respectively, through each applicable vesting date, (ii) “Qualifying Termination” excludes retirement and includes a termination of service by reason of (A) Mr. Mitts’s death or disability, (B) the failure of the board to recommend Mr. Mitts for re-election as a director or trustee, as applicable, other than for Cause and (C) the failure to receive a sufficient number of “for” votes to be re-elected as a director or trustee or acceptance by the board of directors or trustees, as applicable, of the resignation of Mr. Mitts tendered after the receipt of a sufficient number of “withhold” votes under any applicable majority voting policy at a duly held meeting of stockholders that includes the election of directors or trustees, as applicable, and (iii) “Cause” includes material breach by Mr. Mitts of any agreement then in effect between Mr. Mitts and the Company, NREF, NXDT or VineBrook, respectively, or “cause” as defined in the Company’s, NREF’s, NXDT’s or VineBrook’s respective governing documents. In the event of a Qualifying Termination, all outstanding RSUs granted to Mr. Mitts that have not previously vested or been forfeited, will vest pursuant to the amended and restated award agreements.

The Separation Agreement additionally contains, among other things, mutual non-disparagement provisions and a mutual release of claims by Mr. Mitts and the Company.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median annual total compensation of our employees and the annual total compensation of Mr. Dondero, our President:

For 2024, our last completed fiscal year:

●	the median of the annual total compensation of all our employees (other than our President) was $233,718, and

●	the annual total compensation of our President, as reported in the Summary Compensation Table included in this proxy statement, was $3,452,019.

Based on this information, for 2024 the ratio of the annual total compensation of our President to the median of the annual total compensation of all employees was 15 to 1.

Because our employee population only consists of two individuals, we have decided to determine the median employee each year as we can do so in a reasonably efficient and economical manner. To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our President, we took the following steps:

1.

We determined that, as of December 31, 2024, our employee population consisted of two salaried individuals, each of whom is located in the United States. This population consisted of only full-time employees. In determining whether our workers are employees, we applied widely recognized employment and tax laws.

2.	To identify the median employee, we compared the total cash compensation of our employees as reflected in our payroll records for 2024.

3.

Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2024 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $233,718.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last five completed calendar years. In determining the “compensation actually paid” to our named executive officers (“NEOs”), we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. The table below summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for the 2020, 2021, 2022, 2023 and 2024 calendar years. Note that for our NEOs other than our principal executive officer (the “PEO”), compensation and any applicable adjustments are reported as averages. The compensation committee does not use compensation actually paid as a basis for making compensation decisions. Further, the Company does not use financial performance measures to link compensation actually paid to the NEOs to Company performance.

					Value of initial fixed $100
Year	Summary compensation table total for PEO	Compensation actually paid to PEO (1)	Average summary compensation table total for non-PEO named executive officers	Average compensation actually paid to non-PEO named executive officers (2)	Total shareholder return	Peer group total shareholder return (3)	Net income (in thousands)

2024	$3,452,019	$5,443,050	$1,460,479	$2,323,233	$107	$119	$1,114
2023	$3,271,489	$2,015,109	$1,141,236	$680,488	$84	$109	$44,433
2022	$3,694,998	$(2,791,636)	$1,318,641	$(1,329,298)	$102	$96	$(9,291)
2021	$2,473,496	$9,578,551	$1,028,479	$4,166,480	$191	$127	$23,106
2020	$3,516,187	$3,250,561	$1,382,590	$1,223,886	$94	$89	$44,150

(1) Mr. Dondero was our PEO for all five reporting years. The following are the adjustments made during each year to arrive at the compensation actually paid to our PEO during each year.

Adjustments	2024	2023	2022	2021	2020
Amounts reported under “Stock Awards” in Summary Compensation Table	$(3,452,019)	$(3,271,489)	$(3,694,988)	$(2,437,496)	$(3,516,187)
Fair Value of Awards Granted in Year that Remain Unvested as of Year-End	$4,665,646	$2,841,508	$1,917,100	$5,004,902	$3,498,064
Change in Fair Value from Prior Year-End to Current Year-End of Awards Granted Prior to Year that were Outstanding and Unvested as of Year-End	$972,601	$(1,027,488)	$(4,642,664)	$4,537,970	$(184,270)
Change in Fair Value from Prior Year-End to Vesting Date of Awards Granted Prior to Year that Vested During Year	$(195,197)	$201,089	$(66,071)	$35,678	$(63,232)
Total Adjustments	$5,443,050	$2,015,109	$(2,791,636)	$9,578,551	$3,250,561

(2) The Non-PEO NEOs for the 2024 calendar year are: Brian Mitts, Matt McGraner and D.C. Sauter. The Non-PEO NEOs for the 2020, 2021, 2022 and 2023 calendar years are: Brian Mitts, Matt McGraner, D.C. Sauter and Matthew Goetz, former Senior VP-Investments and Asset Management. The following are the adjustments made during each year to arrive at the average compensation actually paid to our Non-PEO NEOs during each year.

Adjustments	2024	2023	2022	2021	2020
Amounts reported under “Stock Awards” in Summary Compensation Table	$(1,460,479)	$(1,141,236)	$(1,318,641)	$(1,028,479)	$(1,382,590)
Fair Value of Awards Granted in Year that Remain Unvested as of Year-End	$1,973,940	$991,240	$683,656	$2,081,038	$1,374,028
Change in Fair Value from Prior Year-End to Current Year-End of Awards Granted Prior to Year that were Outstanding and Unvested as of Year-End	$449,668	$(384,782)	$(1,982,466)	$2,072,097	$(102,258)
Fair Value of Awards that are Granted and Vest in the Same Year as of the Vesting Date	-	18,129	-	-	-
Change in Fair Value from Prior Year-End to Vesting Date of Awards Granted Prior to Year that Vested During Year	$(100,374)	$55,902	$(30,488)	$13,345	$(47,884)
Total Adjustments	$2,323,233	$(680,488)	$(1,329,298)	$4,166,480	$1,223,886

(3) The peer group is the MSCI U.S. REIT Index (^RMZ).

Relationship between Compensation Paid and Performance Measures

The following charts set forth the relationship between the Compensation Actually Paid to the PEO and the Average Compensation Actually Paid to the NEOs other than the PEO in fiscal 2020, 2021, 2022, 2023 and 2024 (collectively, “NEO Compensation Actually Paid”) to each of (1) Net income and (2) total shareholder return (“TSR”).

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information as of the end of our most recently completed fiscal year with respect to compensation plans (including any individual compensation arrangements, of which there are none) under which our equity securities are authorized for issuance, aggregated as follows:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities issuable upon exercise of outstanding options, warrants and rights)
Equity compensation plans approved by securityholders
2016 LTIP	754,328 shares of the Company’s common stock (1)	N/A	0 shares of the Company’s common stock
Equity compensation plans not approved by security holders
None	—	N/A	—
Total	754,328 shares of the Company’s common stock	N/A	0 shares of the Company’s common stock

(1) Represents RSUs issued under our 2016 LTIP. In February 2025, our compensation committee cash settled 16,990 RSUs granted under our 2016 LTIP.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of transactions that occurred on or were in effect after January 1, 2024 to which we have been a party in which the amount involved exceeded $120,000 and in which any of our executive officers, directors or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest.

The Fiber Internet Agreements

On July 30, 2021, three of our property-owning subsidiaries entered into agreements with NLMF Holdco, LLC, an entity under common control with our Adviser and in which we own a 10% equity interest. As of December 31, 2024, the Company has funded approximately $0.7 million to NLMF Holdco, LLC which is included in prepaid and other assets on the consolidated balance sheet of the Company. For the year ended December 31, 2024, the Company incurred expenses of $2.6 million for fiber internet service which is included in property operating expenses on the consolidated statement of operations and comprehensive income. Additionally, on July 30, 2021, we entered into agreements with NLMF Leaseco, LLC, which is controlled by Matt McGraner, one of our officers. The Company entered into the Fiber Internet Agreements to provide faster, more reliable and lower cost internet to our residents. The Audit Committee approved the Fiber Internet Agreements pursuant to our Related Party Transaction Policy.

Our Advisory Agreement

We are externally managed by our Adviser pursuant to our Advisory Agreement. Our Adviser was organized on September 5, 2014 and is an affiliate of our Sponsor. Below is a summary of the terms of our Advisory Agreement.

Duties of Our Adviser

Our Advisory Agreement provides that our Adviser will manage our business and affairs in accordance with the policies and guidelines established by our Board and that our Adviser will be under the supervision of our Board. The agreement requires our Adviser to provide us with all services necessary or appropriate to conduct our business, including the following:

●

locating, presenting and recommending to us real estate investment opportunities consistent with our investment policies, acquisition strategy and objectives, including our conflicts of interest policies;

●	structuring the terms and conditions of transactions pursuant to which acquisitions and dispositions of properties are made;

●	acquiring properties on our behalf in compliance with our investment objectives, strategies and applicable tax regulations;

●	arranging for the financing and refinancing of properties;

●	administering our bookkeeping and accounting functions;

●	serving as our consultant in connection with policy decisions made by our Board, managing our properties or causing our properties to be managed by another party;

●

monitoring our compliance with regulatory requirements, including the Securities Act of 1933 and the Exchange Act and the rules and regulations promulgated thereunder, NYSE rules and regulations of the Code to maintain our status as a REIT;

●	performing administrative services; and

●	rendering other services as our Board deems appropriate.

Our Adviser is required to obtain the prior approval of our Board in connection with:

●	any investment for which the portion of the consideration paid out of our equity equals or exceeds $50,000,000;

●

any investment that is inconsistent with the publicly disclosed investment guidelines as in effect from time to time, or, if none are then publicly disclosed, as otherwise adopted by the Board from time to time; or

●	any engagement of affiliated service providers on behalf of us or the OP, which engagement terms will be negotiated on an arm’s length basis.

For these purposes, “equity” means the purchase price of the investment, exclusive of the proceeds of any debt financing incurred or to be incurred in connection with the relevant investment and anticipated closing and other acquisition costs.

Our Adviser will be prohibited from taking any action, in its sole judgment, or the sole judgment of our Board, that:

●	would adversely affect our qualification as a REIT under the Code, unless the Board has determined that REIT qualification is not in the best interest of us and our stockholders;

●

would subject us to regulation under the Investment Company Act of 1940, as amended (the “1940 Act”), except to the extent that we and our Adviser have undertaken in the Advisory Agreement and our charter to comply with Section 15 of the 1940 Act in connection with the entry into, continuation of, or amendment of the Advisory Agreement or any advisory agreement;

●	is contrary to or inconsistent with our investment guidelines; or

●

would violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over us or our shares of common stock, or otherwise not be permitted by our charter or bylaws.

Advisory Fee

Our Advisory Agreement requires that we pay our Adviser an annual advisory fee of 1.00% of our Average Real Estate Assets.

“Average Real Estate Assets” means the average of the aggregate book value of Real Estate Assets (see below) before reserves for depreciation or other non-cash reserves, computed by taking the average of the book value of real estate assets at the end of each month (a) for which any fee under the Advisory Agreement is calculated or (b) during the year for which any expense reimbursement under the Advisory Agreement is calculated. “Real Estate Assets” is defined broadly in the Advisory Agreement to include, among other things, investments in real estate-related securities and mortgages and reserves for capital expenditures.

In calculating the advisory fee, we categorize our Average Real Estate Assets into either “Contributed Assets” or “New Assets.” The advisory fee on Contributed Assets may not exceed $4.5 million in any calendar year. This cap is intended to limit the fees paid to our Adviser on the Contributed Assets following our spin-off (the “Spin-Off”) from NXDT to the fees that would have been paid by NXDT to its adviser had the Spin-Off not occurred. The advisory fee on New Assets is not subject to this limitation but is subject to the expense cap discussed below.

“Contributed Assets” means all of the real estate assets we owned upon the completion of the Spin-Off and is not reduced for dispositions of such assets subsequent to the Spin-Off.

“New Assets” means all of the Average Real Estate Assets other than Contributed Assets. New Assets includes proceeds from the sale of a Contributed Asset that is used to purchase a new investment.

The advisory fee is payable monthly in arrears in cash, unless our Adviser elects, in its sole discretion, to receive all or a portion of such fee in shares of our common stock, subject to the limitations set forth below under “—Limitations on Receiving Shares.” The number of shares issued to our Adviser as payment for the advisory fee will be equal to the dollar amount of the portion of such fee that is payable in shares divided by the volume-weighted average closing price of shares of our common stock for the ten trading days prior to the end of the month for which such fee will be paid, which we refer to as the fee VWAP. Our Adviser computes each installment of the advisory fee as promptly as possible after the end of the month with respect to which such installment is payable. The accrued fees are payable monthly as promptly as possible after the end of each month during which the Advisory Agreement is in effect. A copy of the computations made by our Adviser to calculate such installment is, for informational purposes only, delivered to our Board.

For the year ended December 31, 2024, we paid approximately $6.9 million in fees to our Adviser.

Administrative Fee

Our Advisory Agreement requires that we pay our Adviser an annual administrative fee of 0.20% of the Average Real Estate Assets.

In calculating the administrative fee, we categorize our Average Real Estate Assets into either Contributed Assets or New Assets. The administrative fee on Contributed Assets may not exceed $890,000 in any calendar year. This cap is intended to limit the fees paid to our Adviser on the Contributed Assets following the Spin-Off to the fees that would have been paid by NXDT to its adviser had the Spin-Off not occurred. The administrative fee on New Assets is not subject to this limitation but is subject to the expense cap discussed below.

The administrative fee is payable monthly in arrears in cash, unless our Adviser elects, in its sole discretion, to receive all or a portion of such fee in shares of our common stock, subject to the limitations set forth below under “—Limitations on Receiving Shares.” The number of shares issued to our Adviser as payment for the administrative fee will be equal to the dollar amount of the portion of such fee that is payable in shares divided by the fee VWAP. Our Adviser computes each installment of the administrative fee as promptly as possible after the end of each month with respect to which such installment is payable. The accrued fees are payable monthly as promptly as possible after the end of each month during which the Advisory Agreement is in effect. A copy of the computations made by our Adviser to calculate such installment is, for informational purposes only, delivered to the Board.

Reimbursement of Expenses

Our Advisory Agreement requires that we reimburse our Adviser for all of its out-of-pocket expenses in performing its services, including legal, accounting, financial, due diligence and other services performed by our Adviser that outside professionals or outside consultants would otherwise perform, compensation expenses under the 2016 LTIP and our pro rata share of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our Adviser required for our operations (“Adviser Operating Expenses”). Adviser Operating Expenses do not include expenses for the advisory and administrative services provided under the Advisory Agreement. We will also reimburse our Adviser for any and all expenses (other than underwriters’ discounts) in connection with an offering, including, without limitation, legal, accounting, printing, mailing and filing fees and other documented offering expenses.

When applicable, our Adviser prepares a statement documenting all expenses incurred during each month, and delivers such statement to us within 15 business days after the end of each month. When submitted for reimbursement, such expenses are reimbursed by us no later than the 15th business day immediately following the date of delivery of such statement of expenses to us. All expenses payable by us or reimbursable to our Adviser pursuant to the agreement will not be in amounts greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s length basis. Our Adviser may, at its discretion and at any time, waive its right to reimbursement for eligible out-of-pocket expenses paid on our behalf. Once waived, these expenses are considered permanently waived and become non-recoupable in the future.

Expense Cap

Reimbursement of Adviser Operating Expenses under the Advisory Agreement, advisory and administrative fees paid to our Adviser and corporate general and administrative expenses such as audit, legal, listing and Board fees and equity-based compensation expense recognized under the 2016 LTIP will not exceed 1.5% of Average Real Estate Assets per calendar year (or part thereof that the Advisory Agreement is in effect (the “Expense Cap”)). The Expense Cap does not limit the reimbursement by the Company of expenses related to securities offerings paid by our Adviser. The Expense Cap also does not apply to legal, accounting, financial, due diligence and other service fees incurred in connection with mergers and acquisitions, extraordinary litigation or other events outside the Company’s ordinary course of business or any out-of-pocket acquisition or due diligence expenses incurred in connection with the acquisition or disposition of real estate assets.

Term of the Advisory Agreement

The Advisory Agreement has a one-year term. The Advisory Agreement shall continue in full force and effect so long as the Advisory Agreement is approved at least annually by our Board or our stockholders. On February 24, 2025, our Board, including the independent directors, unanimously approved the renewal of the Advisory Agreement with the Adviser.

The Advisory Agreement may be terminated at any time, without payment of any penalty, by vote of the Board or by a vote of the Company’s stockholders, or by the Adviser, in each case on not more than 60 days’ nor less than 30 days’ prior written notice to the other party. The Advisory Agreement shall automatically and immediately terminate in the event of its “assignment” (as defined in the 1940 Act).

Amendment

The Advisory Agreement may only be amended, waived, discharged or terminated in writing signed by the party against which enforcement of the amendment, waiver, discharge or termination is sought. Any amendment of the Advisory Agreement shall be approved by either (a) the Board or (b) a vote of the Company’s stockholders.

Limitation on Receiving Shares

The ability of our Adviser to receive shares of our common stock as payment for all or a portion of the management fee and administrative fee due under the terms of our Advisory Agreement will be subject to the following limitations: (a) the ownership of shares of common stock by our Adviser may not violate the ownership limitations set forth in our charter, after giving effect to any exception from such ownership limitations that our Board may grant to our Adviser or its affiliates; and (b) compliance with all applicable restrictions under the U.S. federal securities laws and the NYSE rules. To the extent that payment of any fee in shares of our common stock would result in a violation of the ownership limits set forth in our charter (taking into account any applicable waiver or any restrictions imposed under the U.S. federal securities laws or NYSE rules), all or a portion of such fee payable to our Adviser will be payable in cash to the extent necessary to avoid such violation.

Registration Rights

We entered into a registration rights agreement with our Adviser with respect to any shares of our common stock that our Adviser receives as payment for any fees owed under our Advisory Agreement. These registration rights will require us to file a registration statement with respect to such shares. We agreed to pay all of the expenses relating to registering these securities. The costs associated with registering these securities will not be deducted from the compensation owed to our Adviser.

Liability and Indemnification of Adviser

Under the Advisory Agreement, we are also required to indemnify our Adviser and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding with respect to certain of our Adviser’s acts or omissions.

Other Activities of Adviser and its Affiliates

Our Adviser and its affiliates expect to engage in other business ventures, and as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the Advisory Agreement, our Adviser is required to devote sufficient resources to our administration to discharge its obligations.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides that, subject to limited exceptions, and among other things, we will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as our director or officer.

Share Repurchase Program

On October 24, 2022, the Board authorized us to repurchase an indeterminate number of shares of our common stock at an aggregate market value of up to $100.0 million during a two-year period that expired on October 24, 2024 (the “Share Repurchase Program”). On October 28, 2024, the Board authorized us to repurchase an indeterminate number of shares of our common stock at an aggregate market value of up to $100.0 million during a two-year period that will expire on October 28, 2026. This authorization replaced the Board’s prior authorization of the Share Repurchase Program. In connection with the Share Repurchase Program and in accordance with our Related Party Transaction Policy (defined below), the Board approved in advance that we may enter into repurchase transactions with certain related parties.

We may utilize various methods to effect the repurchases, and the timing and extent of the repurchases will depend upon several factors, including market and business conditions, regulatory requirements and other corporate considerations, including whether our common stock is trading at a significant discount to net asset value per share.

Relationship with NexBank

We do our normal banking with NexBank, an affiliate of our Adviser through common beneficial ownership, on market terms. We did not pay any fees for banking services in 2024.

Sale of Old Farm

On March 1, 2024, the Company, through a wholly owned subsidiary, sold all of the membership interests in NXRTBH Old Farm, LLC to NexBank Capital, Inc., an affiliate of our Adviser through common beneficial ownership, for $103.0 million.

Related Party Transaction Policy

The Board has adopted a written Related Party Transaction Policy for the review, approval or ratification of any related person transaction. This policy provides that all related party transactions must be reviewed and approved by the disinterested members of the audit committee. The term “related party transaction” refers to any transaction, arrangement or relationship (including charitable contributions and including any series of similar transactions, arrangements or relationships) with the Company in which any Related Party (as defined below) has a direct or indirect material interest, other than: (a) transactions available to employees generally; (b) transactions involving less than $50,000 when aggregated with all related or similar transactions, except if receipt of any amount would result in a director no longer being considered independent under NYSE rules or would disqualify a director from serving as a member of a committee of the Board; (c) transactions involving compensation or indemnification of executive officers and directors duly authorized by the Board or an authorized Board committee; (d) transactions involving reimbursement for routine expenses in accordance with Company policy; and (e) purchases of any products on terms generally available to third parties.

For the purposes of our Related Party Transaction Policy, “Related Parties” include:

●	directors (and nominees for director) and executive officers of the Company;

●

immediate family members of such directors, nominees for director and executive officers, including an individual’s spouse, parents, step-parents, children, step-children, siblings, mothers- and fathers-in law, sons- and daughters-in law, brothers- and sisters-in law and other persons (except tenants or employees) who share such individual’s household;

●	our Adviser;

●	a stockholder owning in excess of five percent of the Company’s voting securities or an immediate family member of such a stockholder; or

●	an entity which is owned or controlled by any of the above persons.

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

The following is a discussion of certain of our investment, financing and other policies. These policies have been determined by the Board and, in general, may be amended and revised from time to time at the discretion of the Board without notice to or a vote of our stockholders. We intend to disclose any changes in our investment policies in our next required periodic report.

If the Board determines that additional funding is required, we may raise such funds through additional offerings of equity or debt securities or the retention of cash flow (subject to provisions in the Code concerning distribution requirements and the taxability of undistributed REIT taxable income) or a combination of these methods. In the event that the Board determines to raise additional equity capital, it has the authority, without stockholder approval, to issue additional common stock or preferred stock in any manner and on such terms and for such consideration as it deems appropriate, at any time.

We may in the future offer equity or debt securities in exchange for property and repurchase or otherwise reacquire our shares. We intend to borrow money in the ordinary course of business to leverage our business model and acquire additional multifamily properties.

We may in the future, subject to gross income and asset tests necessary for REIT qualification, invest in securities of other REITs, other entities engaged in real estate activities or securities of other issuers. We may make such investments for the purpose of exercising control over such entities.

We will engage in the purchase and sale of investments.

We may in the future make loans to third parties in the ordinary course of business for investment purposes in connection with the sale of one or more of our properties.

We do not expect to underwrite the securities of other issuers.

We intend to make available to our stockholders our annual reports including our audited financial statements. We are subject to the information reporting requirements of the Exchange Act. Pursuant to those requirements, we are required to file annual and periodic reports, proxy statements and other information, including audited financial statements with the SEC.

Our Board may change any of these policies without prior notice to, or a vote of, our stockholders.

Investment Policies

We invest in real estate or interests in real estate.

We may in the future invest in real estate mortgages, securities of or interests in persons primarily engaged in real estate activities or investments in other securities.

Investments in Real Estate or Interests in Real Estate

We conduct all of our investment activities through the OP. Our investment objectives are to maximize the cash flow and value of our properties, acquire properties with cash flow growth potential, provide quarterly cash distributions and achieve long-term capital appreciation for our stockholders through targeted management and increases in the value of our properties. Consistent with our policy to acquire assets for both income and capital gain, we intend to hold at least a majority interest in the properties in our portfolio for investment with a view to long-term appreciation and to engage in the business of directly or indirectly acquiring, owning and operating well-located multifamily properties in large cities and suburban submarkets of large cities primarily in the Southeastern and Southwestern United States consistent with our investment objectives. Economic and market conditions may influence us to hold properties for different periods of time. From time to time, we may sell a property if, among other deciding factors, the sale would be in the best interest of our stockholders.

We currently invest primarily in Class B multifamily properties. Future investment or development activities will not be limited to any geographic area, property type or to a specified percentage of our assets. While we may diversify in terms of property locations, size and market, we do not have any limit on the amount or percentage of our assets that may be invested in any one property or any one geographic area. We intend to engage in such future investment activities in a manner that is consistent with the maintenance of our status as a REIT for U.S. federal income tax purposes. Accordingly, certain investments we make may be made through a taxable REIT subsidiary. In addition, we may purchase or lease apartments or other types of properties for long-term investment, expand and improve the properties we presently hold all or a majority interest in or other acquired properties, or sell such properties, in whole or in part, when circumstances warrant.

We may also participate with third parties in property ownership, through joint ventures, funds or other types of co-ownership. We also may acquire real estate or interests in real estate in exchange for the issuance of common stock, units, preferred stock or options to purchase stock. These types of investments may permit us to own interests in larger assets without unduly restricting our diversification and, therefore, provide us with flexibility in structuring our portfolio. We will not, however, enter into a joint venture or other partnership arrangement to make an investment that would not otherwise meet our investment policies.

Equity investments in acquired properties may be subject to existing mortgage financing and other indebtedness or to new indebtedness which may be incurred in connection with acquiring or refinancing these properties. We will not have a limitation on the number or amount of mortgages which may be placed on any one piece of property. Investments are also subject to our policy not to fall within the definition of an “investment company” under the 1940 Act, by relying on the exclusion provided in Section 3(c)(5)(C) of the 1940 Act, which excludes a real estate program from the definition of an investment company if it is primarily engaged in “purchasing or acquiring … interests in real estate.”

Dispositions. We may dispose of some of our properties if, based upon management’s periodic review of our properties, the Board determines that such action would be in the best interest of us and our stockholders.

Financings and Leverage Policy. In the future, we anticipate using a number of different sources to finance our acquisitions, developments and operations, including, but not limited to, cash flows from operations, asset sales, seller financing, issuance of debt securities, private financings (such as bank credit facilities, which may or may not be secured by our assets), property-level mortgage debt, common or preferred equity issuances or any combination of these sources, to the extent available to us, or other sources that may become available from time to time. Any debt that we incur may be recourse or non-recourse and may be secured or unsecured. We also may take advantage of joint venture or other partnering opportunities as such opportunities arise in order to acquire properties that would otherwise be unavailable to us or if we believe joint ventures or other partnering structures are more favorable to us compared with owning the properties outright. We may use the proceeds of our borrowings to acquire assets, to refinance existing debt or for general corporate purposes.

Although we are not required to maintain any particular leverage ratio, we intend, when appropriate, to employ prudent amounts of leverage and to use debt as a means of providing additional funds to make investments, to refinance existing debt or for general corporate purposes. We expect to use leverage conservatively, assessing the appropriateness of new equity or debt capital based on market conditions, including prudent assumptions regarding future cash flow, the creditworthiness of residents and future rental rates. Our charter and bylaws do not limit the amount of debt that we may incur and there are no limits on the amount of leverage we may use. The Board has not adopted a policy limiting the total amount of debt that we may incur.

The Board will consider a number of factors in evaluating the amount of debt that we may incur. Our decision to use leverage in the future to finance our assets will be at our discretion and will not be subject to the approval of our stockholders, and we are not restricted by our governing documents or otherwise in the amount of leverage that we may use.

Lending Policies. We do not have a policy limiting our ability to make loans to other persons. We may consider offering purchase money financing in connection with the sale of properties where the provision of that financing will increase the value to be received by us for the property sold. We also may make loans to joint ventures in which we participate. Any loan we make will be consistent with maintaining our status as a REIT.

Equity Capital Policies. To the extent that the Board determines to obtain additional capital, we may issue equity securities, including additional units or senior securities of the OP, retain earnings (subject to provisions in the Code requiring distributions of income to maintain REIT qualification) or pursue a combination of these methods. As long as the OP is in existence, we will generally contribute the proceeds of all equity capital raised by us to the OP in exchange for additional interests in the OP, which will dilute the ownership interests of the limited partners in the OP.

Existing stockholders will have no preemptive rights to common or preferred stock or units issued in any securities offering by us, and any such offering might cause a dilution of a stockholder’s investment in us. We may in the future issue shares of common stock or units in connection with acquisitions of property.

We may, under certain circumstances and subject to there being funds legally available, purchase shares of our common stock or other securities in the open market or in private transactions with our stockholders, provided that those purchases are approved by the Board. Any repurchases of shares of our common stock or other securities would only be taken in conformity with applicable federal and state laws and the applicable requirements for qualification as a REIT.

Real Estate-Related Debt and Securities

We may allocate up to approximately 30% of our portfolio to investments in real estate-related debt and securities with the potential for high current income or total returns. These allocations may include first and second mortgages, subordinated, bridge, mezzanine, construction and other loans, as well as debt securities related to or secured by real estate and common and preferred equity securities, which may include securities of other REITs or real estate companies. Subject to the provisions of our charter, some of these investments may be made in connection with other programs sponsored, managed or advised by our affiliates, including our Adviser.

Material Actual and Potential Conflicts of Interest

The following briefly summarizes the material potential and actual conflicts of interest which may arise from the overall investment activity of our Adviser, its clients and its affiliates, but is not intended to be an exhaustive list of all such conflicts. The scope of the activities of the affiliates of our Adviser and the funds and clients advised by affiliates of our Adviser may give rise to conflicts of interest or other restrictions and/or limitations that cannot be foreseen or mitigated at this time.

Advisory Agreement

Under our Advisory Agreement, our Adviser or its affiliates are entitled to fees that are structured in a manner intended to provide incentives to our Adviser to perform in our best interest and in the best interest of our stockholders. However, because our Adviser is entitled to receive substantial compensation regardless of performance, our Adviser’s interests are not wholly aligned with those of our stockholders. In that regard, our Adviser could be motivated to recommend riskier or more speculative investments that would entitle our Adviser to the highest fees. For example, because advisory and administrative fees payable to our Adviser are based on the total real estate assets of the Company, including any form of leverage, our Adviser may have an incentive to incur a high level of leverage or to acquire properties on less than favorable terms in order to increase the total amount of real estate assets under management. In addition, our Adviser’s ability to receive higher fees and reimbursements depends on our continued investment in real properties. Therefore, the interest of our Adviser and its affiliates in receiving fees may conflict with the interest of our stockholders in earning income on their investment in our common stock.

Externally managed REITs may also have conflicts of interest with their advisers that are not common with self-managed REITs. These conflicts as they relate to us and our Adviser are discussed in the following sections.

Other Accounts and Relationships

As part of their regular business, our Adviser, its affiliates and their respective officers, directors, trustees, stockholders, members, partners and employees and their respective funds and investment accounts (collectively, the “Related Parties”) hold, purchase, sell, trade or take other related actions both for their respective accounts and for the accounts of their respective clients, on a principal or agency basis, subject to applicable law including Section 206(3) of the Investment Advisers Act of 1940 (the “Advisers Act”), with respect to loans, securities and other investments and financial instruments of all types. The Related Parties also provide investment advisory services, among other services, and engage in private equity, real estate and capital markets-oriented investment activities. The Related Parties will not be restricted in their performance of any such services or in the types of debt, equity, real estate or other investments which they may make. The Related Parties may have economic interests in or other relationships with respect to investments made by us. In particular, the Related Parties may make and/or hold an investment, including investments in securities, that may compete with, be pari passu, senior or junior in ranking to, an investment, including investments in securities, made and/or held by us or in which partners, security holders, members, officers, directors, agents or employees of such Related Parties serve on boards of directors or otherwise have ongoing relationships. Each of such ownership and other relationships may result in restrictions on transactions by us and otherwise create conflicts of interest for us. In such instances, the Related Parties may in their discretion make investment recommendations and decisions that may be the same as or different from those made with respect to our investments. In connection with any such activities described above, the Related Parties may hold, purchase, sell, trade or take other related actions in securities or investments of a type that may be suitable for us. The Related Parties will not be required to offer such securities or investments to us or provide notice of such activities to us. In addition, in managing our portfolio, our Adviser may take into account its relationship or the relationships of its affiliates with obligors and their respective affiliates, which may create conflicts of interest. Furthermore, in connection with actions taken in the ordinary course of business of our Adviser in accordance with its fiduciary duties to its other clients, our Adviser may take, or be required to take, actions which adversely affect our interests.

The Related Parties have invested and may continue to invest in investments that would also be appropriate for us. Such investments may be different from those made on our behalf. Neither our Adviser nor any Related Party is necessarily prohibited from making or maintaining such investments even if they are not favorable to us, subject to their fiduciary duties and disclosure obligations, and subject to our Adviser’s allocation policy set forth below. The investment policies, fee arrangements and other circumstances applicable to such other parties may vary from those applicable to us. Our Adviser and/or any Related Party may also provide advisory or other services for a customary fee with respect to investments made or held by us, and neither we nor our stockholders shall have any right to such fees.

Our Adviser and/or any Related Party may also have ongoing relationships with, render services to or engage in transactions with other clients, including: NREF, a publicly traded commercial mortgage REIT listed on the NYSE; NHT, a publicly traded hospitality REIT listed on the TSXV; VineBrook, a single-family rental REIT; NXDT, a diversified REIT listed on the NYSE; NXHT, a single-family rental REIT; NSP, a self-storage REIT; REITs that are wholly owned subsidiaries of registered investment companies advised by our Sponsor and its affiliates; and other REITs, who make investments of a similar nature as we do, Delaware Statutory Trusts and with companies whose securities or properties are acquired by us and may own equity or debt securities issued by our joint ventures. In connection with the foregoing activities our Adviser and/or any Related Party may from time to time come into possession of material nonpublic information that limits the ability of our Adviser to effect a transaction for us, and our investments may be constrained as a consequence of our Adviser’s inability to use such information for advisory purposes or otherwise to effect transactions that otherwise may have been initiated on behalf of its clients, including us. In addition, officers or affiliates of our Adviser and/or Related Parties may possess information relating to our joint ventures that is not known to the individuals at our Adviser responsible for monitoring our joint ventures and performing the other obligations under the Advisory Agreement.

The Related Parties currently provide services to NREF, VineBrook, NXDT, NXHT, NSP, Delaware Statutory Trusts and REITs that are wholly owned subsidiaries of registered investment companies advised by our Sponsor and its affiliates, and may in the future provide services to other REITs, funds or other entities that compete with us for similar investments.

Although the professional staff of our Adviser will devote as much time to us as our Adviser deems appropriate to perform its duties in accordance with the Advisory Agreement and in accordance with reasonable commercial standards, the staff may have conflicts in allocating its time and services among us and our Adviser’s or any Related Parties’ other accounts. The Advisory Agreement places restrictions on our Adviser’s ability to buy and sell investments for us. Accordingly, during certain periods or in certain circumstances, our Adviser may be unable as a result of such restrictions to buy or sell investments or to take other actions that it might consider to be in the best interest of us and our stockholders.

The directors, officers, employees and agents of the Related Parties, and our Adviser may, subject to applicable law, serve as directors (whether supervisory or managing), officers, employees, partners, agents, nominees or signatories, and receive arm’s length fees in connection with such service, for us or any Related Party, or for any of our joint ventures or any affiliate thereof, and neither us nor our stockholders shall have the right to any such fees.

The Related Parties serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as we do, or of other investment funds managed by our Adviser or its affiliates. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in our best interest or the best interest of our stockholders. We may compete with other entities managed by our Adviser and its affiliates for capital and investment opportunities.

There is no limitation or restriction on our Adviser or any of its Related Parties with regard to acting as investment manager (or in a similar role) to other parties or persons. This and other future activities of our Adviser and/or its Related Parties may give rise to additional conflicts of interest. Such conflicts may be related to obligations that our Adviser or its affiliates have to other clients.

Subject to prior approval of our Board, certain Related Parties, including NexBank and Governance Re, Ltd. among others, may provide banking, agency, insurance and other services to us and our operating affiliates for customary fees, and neither us, nor our subsidiaries will have a right to any such fees.

Allocation of Investment Opportunities

In addition, the Related Parties may, from time to time, be presented with investment opportunities that fall within our investment objectives and the investment objectives of other clients, funds or other investment accounts managed by the Related Parties, and in such circumstances, the Related Parties expect to allocate such opportunities among us and such other clients, funds or other investment accounts on a basis that the Related Parties determine in good faith is appropriate taking into consideration such factors as the fiduciary duties owed to us and such other clients, funds or other investment accounts, our primary mandates and the primary mandates of such other clients, funds or other investment accounts, the capital available to us and such other clients, funds or other investment accounts, any restrictions on investment, the sourcing of the transaction, the size of the transaction, the amount of potential follow-on investing that may be required for such investment and our other investments and the other investments of such other clients, funds or other investment accounts, the relation of such opportunity to our investment strategy and the strategy of such other clients, funds or other investment accounts, reasons of portfolio balance and any other considerations deemed relevant by the Related Parties in good faith. Our Adviser allocates investment opportunities across the entities for which such opportunities are appropriate, consistent with (1) its internal conflict of interest and allocation policies and (2) the requirements of the Advisers Act. Our Adviser seeks to allocate investment opportunities among such entities in a manner that is fair and equitable over time and consistent with its allocation policy. However, there is no assurance that such investment opportunities will be allocated to us fairly or equitably in the short-term or over time, and there can be no assurance that we will be able to participate in all such investment opportunities that are suitable for us.

Cross Transactions and Principal Transactions

As further described below, our Adviser may effect client cross-transactions where our Adviser causes a transaction to be effected between us and another client advised by our Adviser or any of its affiliates. Our Adviser may engage in a client cross-transaction involving us any time that our Adviser believes such transaction to be fair to us and the other client of our Adviser or its affiliates in accordance with our Adviser’s internal written cross-transaction policies and procedures.

As further described below, our Adviser may effect principal transactions where we may make and/or hold an investment, including an investment in securities, in which our Adviser and/or its affiliates have a debt, equity or participation interest, in each case in accordance with applicable law and with our Adviser’s internal written policies and procedures for principal transactions, which may include our Adviser obtaining our consent and approval prior to engaging in any such principal transaction between us and our Adviser or its affiliates.

Our Adviser may direct us to acquire or dispose of investments in cross trades between us and other clients of our Adviser or its affiliates in accordance with applicable legal and regulatory requirements. In addition, we may make and/or hold an investment, including an investment in securities, in which our Adviser and/or its affiliates have a debt, equity or participation interest, and the holding and sale of such investments by us may enhance the profitability of our Adviser’s own investments in such companies. Moreover, we and principals and persons or entities controlling, controlled by or under common control with the Adviser may invest in assets originated by, or enter into loans, borrowings and/or financings with our Adviser or its affiliates, including but not limited to NexBank, including in primary and secondary transactions with respect to which the Adviser or a Related Party may receive customary fees from the applicable issuer, and neither we nor our subsidiaries shall have the right to any such fees. In each such case, our Adviser and principals and persons or entities controlling, controlled by or under common control with the Adviser may have a potentially conflicting division of loyalties and responsibilities with respect to us and the other parties to such investment. Under certain circumstances, our Adviser and its affiliates may determine that it is appropriate to avoid such conflicts by selling an investment at a fair value that has been calculated pursuant to our Adviser’s valuation procedures to another fund managed or advised by our Adviser or principals and persons or entities controlling, controlled by or under common control with the Adviser. In addition, our Adviser may enter into agency cross-transactions where it or any of its affiliates acts as a broker for us and for the other party to the transaction, to the extent permitted under applicable law. Our Adviser may obtain our written consent as provided herein if any such transaction requires the consent of the Board, including a majority of independent directors, under Section 206(3) of the Advisers Act.

Participation in Creditor Committees, Underwriting and Other Activities

Our Adviser and/or its Related Parties may participate in creditors or other committees with respect to the bankruptcy, restructuring or workout of our joint ventures. In such circumstances, our Adviser may take positions on behalf of itself or Related Parties that are adverse to our interests.

Our Adviser and/or its Related Parties may act as an underwriter, arranger or placement agent, or otherwise participate in the origination, structuring, negotiation, syndication or offering of investments purchased by us. Such transactions are on an arm’s-length basis and may be subject to arm’s-length fees. There is no expectation for preferential access to transactions involving investments that are underwritten, originated, arranged or placed by our Adviser and/or its Related Parties and neither we nor our stockholders shall have the right to any such fees.

Material Non-Public Information

There are generally no ethical screens or information barriers among our Adviser and certain of its affiliates of the type that many firms implement to separate persons who make investment decisions from others who might possess material, non-public information that could influence such decisions. If our Adviser, any of its personnel or its affiliates were to receive material non-public information about an investment or issuer, or have an interest in causing us to acquire a particular investment, our Adviser may be prevented from causing us to purchase or sell such asset due to internal restrictions imposed on our Adviser. Notwithstanding the maintenance of certain internal controls relating to the management of material non-public information, it is possible that such controls could fail and result in our Adviser, or one of its investment professionals, buying or selling an asset while, at least constructively, in possession of material non-public information. Inadvertent trading on material non-public information could have adverse effects on our Adviser’s reputation, result in the imposition of regulatory or financial sanctions, and as a consequence, negatively impact our Adviser’s ability to perform its investment management services to us. In addition, while our Adviser and certain of its affiliates currently operate without information barriers on an integrated basis, such entities could be required by certain regulations, or decide that it is advisable, to establish information barriers. In such event, our Adviser’s ability to operate as an integrated platform could also be impaired, which would limit our Adviser’s access to personnel of its affiliates and potentially impair its ability to manage our investments.

Other Benefits to Our Adviser

In addition to the compensation provided to our Adviser by the Advisory Agreement and any long-term incentive plan awards, our Adviser may also receive reputational benefits from our growth through capital-raising transactions and acquisitions. Our Adviser also has an incentive to raise capital and cause us to acquire additional real estate assets, which would then contribute to the uncapped portion of the advisory and administrative fees. The reputational benefit to our Adviser from our growth could assist our Adviser and its affiliates in pursuing other real estate investments. These investments could be made through other entities managed by our Adviser or its affiliates, and there can be no assurance that we will be able to participate in all such investment opportunities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

The tables below set forth the beneficial ownership information of our common stock as of February 25, 2025 for:

●	each person known to us to be the beneficial owner of more than 5% of our shares of common stock;

●	each of our named executive officers;

●	each of our directors; and

●	all of our executive officers and directors as a group.

Unless otherwise noted below, the address of the persons and entities listed on the table is the address of our Adviser’s office, 300 Crescent Court, Suite 700, Dallas, Texas 75201. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock reflected as beneficially owned, subject to applicable community property laws.

Beneficial ownership and percentage of beneficial ownership is based on 25,466,105 shares of our common stock outstanding at February 25, 2025. Shares of common stock that a person has the right to acquire within 60 days of February 25, 2025 upon the vesting of RSUs are deemed to be outstanding and beneficially owned by the person for the purpose of computing the percentage of beneficial ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person.

NAME	BENEFICIALLY OWNED	PERCENT OF CLASS
5% Stockholders:
BlackRock (1)	4,930,453	19.36%
James Dondero (2)	3,173,691	12.46%
Vanguard Group (3)	2,690,700	10.57%
State Street Group (4)	1,509,987	5.93%
Executive Officers and Directors		*
James Dondero (2)	3,183,689	12.5%
Brian Mitts (5)	94,206	*
Matt McGraner (6)	446,924	1.75%
D.C. Sauter (7)	18,266	*
Edward Constantino (8)	46,327	*
Scott Kavanaugh (9)	30,363	*
Dr. Arthur Laffer (9)	54,956	*
Dr. Carol Swain (9)	6,911	*
Catherine Wood (9)	13,474	*
All Directors and Executive Officers as a group (10 persons) (10)	3,912,714	15.36%

*	Indicates ownership of less than 1%

(1)

According to a Schedule 13G/A filed on January 19, 2024 by BlackRock, Inc., BlackRock, Inc. has sole dispositive power with respect to 4,930,453 shares of our common stock and has sole voting power with respect to 4,749,136 shares of our common stock. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(2)	James D. Dondero, our Sponsor, NexPoint Asset Management, L.P. and Nancy Marie Dondero have sole voting power, shared voting power, sole dispositive power and shared dispositive power as follows:

Name of Reporting Person	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
James D. Dondero	491,069.37	2,738,174.61	491,069.37	2,738,174.61
NexPoint Advisors, L.P.	0	157,661.00	0	157,661.00
NexPoint Asset Management, L.P.	0	391,735.00	0	391,735.00
Nancy Marie Dondero	2,470,256.54	871,347.00	2,470,256.54	871,347.00

The shares held by Mr. Dondero are held both directly and indirectly through the Sponsor and Highland Capital Management Fund Advisers (“HCMFA”) (as described below), accounts advised by other affiliated investment advisors, an employee benefit plan and a trust. Also included are shares that Mr. Dondero has the right to acquire beneficial ownership of that are held by a trust for which he does not serve as trustee and 38,858 shares issuable upon vesting of RSUs within 60 days after February 25, 2025. The shares held by the Sponsor and HCMFA are held indirectly through advised accounts. Mr. Dondero is the sole member of the general partner of the Sponsor and may be deemed to be an indirect beneficial owner of shares held by the Sponsor. Mr. Dondero is also the sole stockholder and director of the general partner of HCMFA and may be deemed to be an indirect beneficial owner of shares held by HCMFA. Mr. Dondero disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The shares held by Ms. Dondero are held by a trust of which she is the trustee and through direct ownership in a shared account. Ms. Dondero is the sister of Mr. Dondero and disclaims beneficial ownership of such shares. As of February 25, 2025, 756,167 shares held by the trust are pledged as collateral to CrossFirst Bank, 314,169 shares are pledged as collateral to Lakeside Bank and 349,475 shares are pledged as collateral to American National Bank.

(3)

According to a Schedule 13G/A filed on February 13, 2024 by Vanguard Group, Inc., Vanguard Group, Inc. has sole dispositive power with respect 2,629,850 shares of our common stock, shared dispositive power with respect to 60,850 shares of our common stock and shared voting power with respect 40,512 shares of our common stock. The address of Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(4)

According to a Schedule 13G filed on January 30, 2024 by State Street Corporation, State Street Corporation has shared dispositive power with respect 1,507,787 shares of our common stock and shared voting power with respect 1,225,466 shares of our common stock. The address of State Street Corporation is State Street Financial Center, One Congress Street, Suite 1, Boston, MA 02114.

(5)	Includes 7,270 shares issuable upon vesting of RSUs within 60 days after February 25, 2025 and 67,099 shares held in a margin account with J.P. Morgan Chase.

(6)

Includes 38,222 shares issuable upon vesting of RSUs within 60 days after February 25, 2025. Mr. McGraner has sole voting and dispositive power with respect to 690,837 shares of our common stock and shared voting and shared dispositive power with respect to 16,986 shares of our common stock held by a limited liability company in which Mr. McGraner owns an indirect minority interest. Mr. McGraner disclaims beneficial ownership of such shares over which he has shared voting and shared dispositive power, except to the extent of his pecuniary interest therein. Mr. McGraner pledged 25,007 shares of our common stock as collateral in connection with a personal loan from NexBank.

(7)	Includes 4,550 shares issuable upon vesting of RSUs within 60 days after February 25, 2025.

(8)	Includes 2,058 shares issuable upon vesting of RSUs within 60 days after February 25, 2025.

(9)	Includes 4,117 shares issuable upon vesting of RSUs within 60 days after February 25, 2025.

(10)

Includes 109,789 shares issuable upon vesting of RSUs within 60 days after February 25, 2025. In computing the aggregate number of shares beneficially owned and the aggregate percentage ownership by all directors and executive officers as a group, 16,986 shares deemed to be beneficially owned by both Mr. Dondero and Mr. McGraner have not been counted more than once.

AUDIT COMMITTEE REPORT

The audit committee reviewed and discussed with both the Company’s management and independent registered public accounting firm, KPMG LLP, the audited financial statements of the Company for the year ended December 31, 2024 prior to their issuance. These reviews included discussion with the independent registered public accounting firm of the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The audit committee also discussed with its independent registered public accounting firm its independence and received the written disclosures and letter from its independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence.

Based on all of these reviews and discussions, all of the audit committee members, whose names are listed below, recommended to the Board that it approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

Members of the Audit Committee

Edward Constantino (Chair)	Scott Kavanaugh	Dr. Arthur Laffer	Cathie Wood	Dr. Carol Swain

STOCKHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

In order to be included in the Company’s proxy materials for the 2026 annual meeting of stockholders, a stockholder proposal must be received in writing by the Company at 300 Crescent Court, Suite 700, Dallas, Texas 75201 by December 5, 2025 and otherwise comply with all requirements of the SEC for stockholder proposals.

In addition, the Company’s bylaws provide that any stockholder who desires to make a director nomination or a proposal of other business at an annual meeting without including the nomination or proposal in the Company’s proxy materials must give timely written notice of the proposal to the Company’s Secretary. To be timely, the notice must be delivered to the above address not less than 120 nor more than 150 calendar days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. In the event the annual meeting is advanced or delayed by 30 calendar days of the date of the anniversary of the preceding year’s annual meeting, the notice must be received not earlier than 150 calendar days prior to the date of the annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th calendar day prior to such annual meeting and the tenth calendar day following the day on which public announcement of the date of the annual meeting is first made. To be timely, a notice must be received no earlier than November 5, 2025 and no later than December 5, 2025. The notice must also describe the stockholder proposal in reasonable detail and provide certain other information required by the Company’s bylaws. A copy of the Company’s bylaws is available upon request from the Company’s Secretary.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 23, 2026 and comply with the disclosure and procedural requirements in connection with stockholder nominations of directors in our bylaws.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one copy of the Notice of Internet Availability of Proxy Materials or proxy materials will be delivered to two or more stockholders who share an address, unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly upon written or oral request a separate copy of the Notice of Internet Availability of Proxy Materials or proxy materials to a stockholder at a shared address to which a single copy of the Notice of Internet Availability of Proxy Materials or proxy materials was delivered. Requests for additional copies of the Notice of Internet Availability of Proxy Materials or proxy materials, and requests that in the future separate copies of the Notice of Internet Availability of Proxy Materials or proxy materials be sent to stockholders who share an address, should be directed by writing to Investor Relations at c/o NexPoint Residential Trust, Inc., 300 Crescent Court, Suite 700, Dallas, Texas 75201, Attn: Investor Relations or by calling (214) 276-6300. In addition, stockholders who share a single address but receive multiple copies of the Notice of Internet Availability of Proxy Materials or proxy materials may request that in the future they receive a single copy by contacting the Company at the address and phone number set forth in the prior sentence.

ANNUAL REPORT

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Form 10-K, 10-Q and 8-K. These filings are available on our website at nxrt.nexpoint.com under “SEC Filings” of the “Financials” tab. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (excluding exhibits) including financial statements and schedules thereto, filed with the SEC are also available without charge to stockholders upon written request addressed to NexPoint Residential Trust, Inc. at our principal address, which is 300 Crescent Court, Suite 700, Dallas, Texas 75201, Attention: Investor Relations. Exhibits to the Annual Report on Form 10-K will be furnished upon payment of $0.25 per page to cover our expenses in furnishing the exhibits.

OTHER MATTERS

The Board does not know of any other matters that are to be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is intended that the enclosed proxy will be voted in the discretion of the persons voting the proxy.

By Order of the Board of Directors, D.C. Sauter General Counsel and Secretary

Dallas, Texas
April 9, 2025

APPENDIX A: NEXPOINT RESIDENTIAL TRUST, INC. 2025 LONG TERM INCENTIVE PLAN

NEXPOINT RESIDENTIAL TRUST, INC.

2025 LONG TERM INCENTIVE PLAN

1.    Purpose.  The purpose of this 2025 Long Term Incentive Plan is to enable the Company and other Company Group Members to attract and retain directors, officers and other key employees and advisors and to provide to such persons incentives and rewards for performance.

2.    Definitions.  As used in this Plan:

(a)    “Advisor” means NexPoint Real Estate Advisors, L.P., or any subsequent external advisor to the Company hired to perform similar services.

(b)    “Advisor Affiliate” means any corporation, partnership, joint venture or other entity, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Advisor.

(c)    “Affiliate” means any corporation, partnership, joint venture or other entity, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Company as determined by the Committee or the Board, as applicable, in its discretion. For purposes of this Plan, “Affiliate” includes the Advisor and the Operating Partnership.

(d)    “Appreciation Right” means a right granted pursuant to Section 5 of this Plan.

(e)    “Award Agreement” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the awards granted under the Plan. An Award Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

(f)    “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.

(g)    “Board” means the Board of Directors of the Company.

(h)    “Cash Incentive Award” means a cash award granted pursuant to Section 8 of this Plan.

(i)    “Cause” means the following, unless otherwise provided in an Award Agreement: (i) a material breach by the Participant of any written agreement then in effect between the Participant and a Company Group Member, (ii) the Participant’s conviction of or plea of “guilty” or “no contest” to a felony under the laws of the United States or any state thereof, (iii) gross negligence or gross misconduct by Participant with respect to any Company Group Member, (iv) Participant’s abandonment of Participant’s employment or service with any Company Group Member, as applicable, or (v) the Participant’s willful and continued failure to substantially perform the duties associated with the Participant’s position (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness), which failure has not been cured within thirty (30) days after a written demand for substantial performance is delivered to the Participant by the Board (or its successor or delegate), which demand specifically identifies the manner in which the Board (or its successor or delegate) believes that the Participant has not substantially performed the Participant’s duties.

(j)    “Change in Control” has the meaning set forth in Section 13 of this Plan.

(k)    “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(l)    “Committee” means the Compensation Committee of the Board or any other committee of the Board designated by the Board to administer the Plan pursuant to Section 11 of this Plan consisting solely of no fewer than two “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the Exchange Act) and, to the extent of any delegation by the Committee to a subcommittee pursuant to Section 11 of this Plan, such subcommittee.

(m)     “Company” means NexPoint Residential Trust, Inc., a Maryland corporation, and its successors.

(n)    “Company Group” means (i) the Company, (ii) the Affiliates (including the Advisor), (iii) the Advisor Affiliates and (iv) as applicable, any of their successors.

(o)    “Company Group Member” means a member of the Company Group or its successor.

(p)    “Continuous Service” means that the Participant’s service with the Company Group, whether as an employee, Director, consultant, general partner, officer or advisor is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company Group as an employee, Director, consultant, general partner, officer or advisor or a change in the Company Group Member for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company Group, will not terminate a Participant’s Continuous Service; provided, however, that if the Company Group Member for which a Participant is rendering services ceases to qualify as an Affiliate or an Advisor Affiliate, as determined by the Committee, such Participant’s Continuous Service will be considered to have terminated on the date such Company Group Member ceases to qualify as an Affiliate or an Advisor Affiliate, unless the Participant is in Continuous Service with another Company Group Member. For example, a change in status from an employee of the Company to a consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Committee or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Committee or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between Company Group Members or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an award under the Plan only to such extent as may be provided in the applicable Company Group Member’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A of the Code, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).

(q)    “Date of Grant” means the date specified by the Committee on which an award under this Plan will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).

(r)    “Director” means a member of the Board.

(s)    “Disability” shall mean a medically determinable physical or mental impairment expected to result in death or to continue for a period of not less than 12 months that causes the Participant to be unable to engage in any substantial gainful activity.

(t)    “Effective Date” means the date this Plan is approved by the Shareholders of the Company.

(u)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(v)    “Good Reason” means, unless otherwise provided in an Award Agreement, any of the following without the Participant’s written consent: (i) a material diminution in the Participant’s duties or responsibilities; (ii) a material reduction in the aggregate value of base salary and bonus opportunity provided to the Participant by the Company Group immediately before the material reduction; or (iii) a reassignment of the Participant to another primary office more than 50 miles from the Participant’s current office location. Such event shall constitute Good Reason only to the extent the following conditions are satisfied: the Participant must (x) notify the Company Group of the Participant’s intention to invoke termination of Continuous Service for Good Reason within 90 days after the Participant has knowledge of such event, (y) provide, as applicable, the Company Group 30 days’ opportunity for cure (the “Cure Period”), and (z) terminate Participant’s Continuous Service within 30 days following the end of the Cure Period. The Participant may not invoke termination of Continuous Service for Good Reason if Cause exists at the time of such termination of Continuous Service.

(w)    “Incentive Shares Option” means an Option Right that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.

(x)    “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares, Performance Units, Profits Interest Units or Cash Incentive Awards or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Shares, Restricted Shares Units, dividend equivalents or other awards pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of one or more of the Company Group Members, divisions, departments, regions, functions or other organizational units within the Company Group. The Management Objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance objectives themselves. The Committee may grant awards subject to Management Objectives which may be based on one or more, or a combination, of metrics chosen by the Committee (including relative or growth achievement regarding such metrics), including without limitation any of the following:

(i)

Profits (e.g., operating income, earnings before interest and taxes, earnings before taxes, net income, earnings per share, residual or economic earnings, economic profit – these profitability metrics could be measured before certain specified special items and/or subject to accounting principles generally accepted in the United States);

(ii)

Cash Flow (e.g., earnings before interest, taxes, depreciation and amortization (“EBITDA”), free cash flow, free cash flow with or without specific capital expenditure target or range, including or excluding divestments and/or acquisitions, total cash flow, cash flow in excess of cost of capital or residual cash flow or cash flow return on investment);

(iii)	Returns (e.g., profits or cash flow returns on: assets, invested capital, net capital employed, and equity; total shareholder return; stock price appreciation);

(iv)	Profit Margins (e.g., profits divided by revenues, gross margins and material margins divided by revenues);

(v)	Liquidity Measures (e.g., debt-to-capital, debt-to-EBITDA, total debt ratio); and

(vi)

REIT Operating Metrics (e.g., funds from operations, adjusted funds from operations, funds from operations per share, adjusted funds from operations per share, net operating income; same store results, growth in rent or units rented, goals relating to acquisition or divestitures).

(y)    “Market Value per Share” means, as of any particular date, the closing price of a Share as reported for that date on the New York Stock Exchange or, if the Shares are not then listed on the New York Stock Exchange, on any other national securities exchange on which the Shares are listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the Shares, then the Market Value per Share shall be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the Award Agreement and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(z)    “Operating Partnership” means NexPoint Residential Operating Partnership, L.P., a Delaware limited partnership.

(aa)    “OP Interests” means limited partnership interests in the Operating Partnership that may be exchanged or redeemed for Shares on a one-for-one basis, or any profits interest in the Operating Partnership that may be exchanged or converted into such limited partnership interests.

(bb)    “Optionee” means the Participant named in an Award Agreement evidencing an outstanding Option Right.

(cc)    “Option Price” means the purchase price payable on exercise of an Option Right.

(dd)    “Option Right” means the right to purchase Shares upon exercise of an option granted pursuant to Section 4 of this Plan.

(ee)    “Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time (i) an officer or other key employee of the Company Group, including a person who has agreed to commence serving in such capacity within 90 days of the Date of Grant, (ii) a person who provides services to the Company Group (provided that such person satisfies the applicable definitions under the general instructions to Form S-8), or (iii) a non-employee Director.

(ff)    “Partnership Agreement” means the Amended and Restated Limited Partnership Agreement of the Operating Partnership, as amended and restated from time to time.

(gg)    “Performance Period” means, in respect of a Cash Incentive Award, Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Cash Incentive Award, Performance Share or Performance Unit are to be achieved.

(hh)    “Performance Share” means a bookkeeping entry that records the equivalent of one Share awarded pursuant to Section 8 of this Plan.

(ii)    “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Committee.

(jj)    “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the Exchange Act as used in Section 13(d)(3) or 14(d)(2) of the Exchange Act.

(kk)    “Plan” means this NexPoint Residential Trust, Inc. 2025 Long Term Incentive Plan.

(ll)    “Prior Plan” means the NexPoint Residential Trust, Inc. 2016 Long Term Incentive Plan.

(mm)    “Profits Interest Units” means, to the extent authorized by the Partnership Agreement, a unit of the Operating Partnership that is granted pursuant to Section 9 of this Plan and is intended to constitute a “profits interest” within the meaning of the Code.

(nn)    “Qualifying Termination” means the termination of a Participant’s Continuous Service (i) by the Company Group (including a successor) without Cause or (ii) by Participant for Good Reason.

(oo)    “Replaced Award” means an award that is continued, replaced or assumed following a Change in Control.

(pp)    “Replacement Award” means, an award (i) of the same type (e.g., time-based restricted share units for time-based restricted share units) as the Replaced Award, (B) that has a value at least equal to the value of the Replaced Award, (C) that relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, (D) the tax consequences of which to such Participant under the Code are not less favorable to such Participant than the tax consequences of the Replaced Award, and (E) the other terms and conditions of which are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). A Replacement Award may be granted only to the extent it does not result in the Replaced Award or Replacement Award failing to comply with or be exempt from Section 409A of the Code. Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the two preceding sentences are satisfied. The determination of whether an award is a Replacement Award shall be made in the sole discretion of the Committee, as constituted immediately before the Change in Control.

(qq)    “Restricted Shares” means Shares granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(rr)    “Restricted Shares Units” means an award made pursuant to Section 7 of this Plan of the right to receive Shares, cash or a combination thereof at the end of a specified period.

(ss)    “Restriction Period” means the period of time during which Restricted Shares Units are subject to restrictions, as provided in Section 7 of this Plan.

(tt)    “Shareholder” means an individual or entity that owns one or more Shares.

(uu)    “Shares” means the shares of common stock, par value $0.01 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 12 of this Plan.

(vv)    “Spread” means the excess of the Market Value per Share on the date when an Option Right or Appreciation Right is exercised over the Option Price or Base Price provided for in the related Option Right or Appreciation Right, respectively.

(ww)    “Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Shares Options, “Subsidiary” means any corporation (as defined in Treasury Regulation §1.421-1(i)) in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined Voting Power represented by all classes of stock issued by such corporation.

(xx)    “Voting Power” means at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company, or members of the board of directors or similar body in the case of another entity.

3.    Shares Available Under the Plan.

(a)    Maximum Shares Available Under Plan.

(i)

Subject to adjustment as provided in Section 12 of this Plan and the share counting rules set forth in Section 3(b) of this Plan, the number of Shares that may be issued or transferred under the Plan pursuant to awards of (A)  Option Rights or Appreciation Rights, (B)  Restricted Shares, (C)  Restricted Shares Units, (D)  Performance Shares or Performance Units, (E) Profits Interest Units, (F) awards contemplated by Section 10 of this Plan, or (G)  dividend equivalents paid with respect to awards made under the Plan will not exceed in the aggregate 976,000 Shares. For clarity, such limitation is on the number of Shares that may be issued or transferred pursuant to the Plan. Shares available for issuance or transfer under the Plan may consist, in whole or in part, of authorized but unissued Shares, or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. Upon the effectiveness of the Plan, no more Shares shall be available for future grants of awards under the Prior Plan.

(ii)

Subject to the Share counting rules set forth in Section 3(b), the aggregate number of Shares available for issuance or transfer under Section 3(a)(i) of this Plan will be reduced by one Share for every one Share ultimately issued or transferred under this Plan.

(b)    Share Counting Rules.

(i)

If any award granted under this Plan or the Prior Plan is cancelled or forfeited, expires or is settled for cash (in whole or in part), since such cancellation, forfeiture, expiration, or cash settlement does not result in an issuance or transfer of Shares under the Plan, the Shares subject to such award shall not reduce the number of Shares available for issuance or transfer under Section 3(a)(i) above.

(ii)

Subject to Section 12 hereof, the aggregate number of Shares available for issuance or transfer under Section 3(a)(i) of this Plan will be reduced by one Share for each Profits Interest Unit issued pursuant to an Award Agreement and the Partnership Agreement.

(iii)

For the avoidance of doubt and notwithstanding anything to the contrary contained herein, the following Shares have been issued or transferred pursuant to an award and accordingly have been deducted from Section 3(a)(i) above and shall not become available again for issuance or transfer under the Plan: (A) Shares withheld by the Company, tendered or otherwise used in payment of the Option Price of an Option Right; (B) Shares withheld by the Company or otherwise used to satisfy a tax withholding obligation; (C) Shares subject to an Appreciation Right that are not actually issued or transferred in connection with its settlement of Shares on the exercise thereof; and (D) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Option Rights.

(c)    Limit on Incentive Shares Options. Notwithstanding anything in this Section 3 or elsewhere in this Plan to the contrary, and subject to adjustment as provided in Section 12 of this Plan, the aggregate number of Shares actually issued or transferred by the Company upon the exercise of Incentive Shares Options will not exceed 976,000 Shares.

(d)    Individual Participant Limits. Notwithstanding anything in this Section 3 or elsewhere in this Plan to the contrary, and subject to adjustment as provided in Section 12 of this Plan, no non-employee Director will be entitled to compensation, including cash fees and awards granted under the Plan, in any period of one calendar year, in excess of $350,000.

(e)    Exception to Minimum Vesting Requirement. Notwithstanding anything in this Plan to the contrary, up to 5% of the maximum number of Shares available for awards under this Plan as provided for in Section 3(a) of this Plan, as may be adjusted under Section 12 of this Plan, may be used for awards granted under Section 4 through Section 10 of this Plan that do not at the Date of Grant comply with the applicable one-year minimum vesting requirements set forth in such sections of this Plan.

4.    Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)    Each grant will specify the number of Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b)    Each grant will specify an Option Price per share, which (except with respect to awards under Section 23 of this Plan) may not be less than the Market Value per Share on the Date of Grant, or, in the case of grants of Incentive Shares Options to Shareholders holding at least 10% of the then-outstanding Shares, shall not be less than 110% of Market Value per share on the Date of Grant.

(c)    Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Shares owned by the Optionee (or other consideration authorized pursuant to Section 4(d) of this Plan) having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, the Company’s withholding of Shares otherwise issuable upon exercise of an Option Right pursuant to a “net exercise” arrangement, (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee.

(d)    To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the Shares to which such exercise relates.

(e)    Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f)    Each grant will specify the period or periods of Continuous Service by the Optionee that is necessary before the Option Rights or installments thereof will become exercisable; provided, that, except as otherwise described in this subsection, no grant of Option Rights may become exercisable sooner than after one year. A grant of Option Rights may provide for the earlier exercise of such Option Rights, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control only where either (i) the Participant’s Continuous Service is involuntarily terminated for reasons other than for Cause or the Participant terminates his or her Continuous Service for Good Reason or (ii) such Option Rights are not assumed or converted into Replacement Awards.

(g)    Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(h)    Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Shares Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended to qualify as Incentive Shares Options, or (iii) combinations of the foregoing. Incentive Shares Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(i)    No Option Right will be exercisable more than 10 years from the Date of Grant; provided, that, in the case of Incentive Shares Options granted to 10% Shareholders, no such Option Right shall be exercisable more than 5 years from the Date of Grant.

(j)    Option Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(k)    Each grant of Option Rights will be evidenced by an Award Agreement. Each Award Agreement will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

(l)    Notwithstanding anything herein to the contrary, no Option Rights may be granted to a Participant if the underlying Shares do not constitute “service recipient stock” (as defined in Treasury Regulation Section 1.409A-1(b)(5)(iii)) for purposes of Section 409A of the Code with respect to such Participant and such Shares are required to constitute “service recipient stock” for such award to comply with, or be exempt from, Section 409A of the Code.

5.    Appreciation Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to any Participant of Appreciation Rights. An Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

(a)    Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i)	Each grant may specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, Shares or any combination thereof.

(ii)	Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant.

(iii)	Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv)

Each grant may specify the period or periods of Continuous Service by the Participant that is necessary before the Appreciation Rights or installments thereof will become exercisable; provided, that, except as otherwise described in this subsection, no grant of Appreciation Rights may become exercisable sooner than after one year. A grant of Appreciation Rights may provide for the earlier exercise of such Appreciation Rights, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control only where either (A)  the Participant’s Continuous Service is involuntarily terminated for reasons other than for Cause or the Participant terminates his or her Continuous Service for Good Reason or (B) such Appreciation Rights are not assumed or converted into Replacement Awards.

(v)	Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights.

(vi)

Each grant of Appreciation Rights will be evidenced by an Award Agreement, which Award Agreement will describe such Appreciation Rights, and contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

(b)    Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(c)    Each grant will specify in respect of each Appreciation Right a Base Price, which (except with respect to awards under Section 23 of this Plan) may not be less than the Market Value per Share on the Date of Grant.

(d)    Successive grants may be made to the same Participant regardless of whether any Appreciation Rights previously granted to the Participant remain unexercised.

(e)    No Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

(f)    Notwithstanding anything herein to the contrary, no Appreciation Right may be granted to a Participant if the underlying Shares do not constitute “service recipient stock” (as defined in Treasury Regulation Section 1.409A-1(b)(5)(iii)) for purposes of Section 409A of the Code with respect to such Participant and such Shares are required to constitute “service recipient stock” for such award to comply with, or be exempt from, Section 409A of the Code.

6.    Restricted Shares. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)    Each such grant or sale will constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b)    Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c)    Each such grant or sale will provide that the Restricted Shares covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee at the Date of Grant or until achievement of Management Objectives referred to in subparagraph (e) below. If the elimination of restrictions is based only on the passage of time rather than the achievement of Management Objectives, the period of time will be no shorter than one year.

(d)    Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares will be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

(e)    Any grant of Restricted Shares may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Shares; provided, however, that notwithstanding subparagraph (c) above, restrictions relating to Restricted Shares that vest upon the achievement of Management Objectives may not terminate sooner than after one year.

(f)    Notwithstanding anything to the contrary contained in this Plan (including minimum vesting requirements), any grant or sale of Restricted Shares may provide for the earlier termination of restrictions on such Restricted Shares, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control only where either (i) the Participant’s Continuous Service is involuntarily terminated for reasons other than for Cause or the Participant terminates his or her Continuous Service for Good Reason or (ii) such Restricted Shares is not assumed or converted into Replacement Awards.

(g)    Any such grant or sale of Restricted Shares shall require that any or all dividends or other distributions, whether in cash or additional Shares, paid thereon during the period of such restrictions shall be automatically deferred and paid on a contingent basis based on the Participant’s earning of the Restricted Shares with respect to which such dividends are paid.

(h)    Each grant or sale of Restricted Shares will be evidenced by an Award Agreement and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Shares will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares or (ii) all Restricted Shares will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Shares.

7.    Restricted Shares Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Shares Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)    Each such grant or sale will constitute the agreement by the Company to deliver Shares or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Committee may specify.

(b)    If a grant of Restricted Shares Units specifies that the Restriction Period will terminate only upon the achievement of Management Objectives or that the Restricted Shares Units will be earned based on the achievement of Management Objectives, then, notwithstanding anything to the contrary contained in subparagraph (d) below, the applicable Restriction Period may not be a period of less than one year.

(c)    Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(d)    If the Restriction Period lapses only by the passage of time rather than the achievement of Management Objectives as provided in subparagraph (b) above, each such grant or sale will be subject to a Restriction Period of not less than one year.

(e)    Notwithstanding anything to the contrary contained in this Plan (including minimum vesting requirements), any grant or sale of Restricted Shares Units may provide for the earlier lapse or other modification of the Restriction Period, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control only where either (i) the Participant’s Continuous Service is involuntarily terminated for reasons other than for Cause or the Participant terminates his or her Continuous Service for Good Reason or (ii) such Restricted Shares Units are not assumed or converted into Replacement Awards.

(f)    During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Shares deliverable upon payment of the Restricted Shares Units and will have no right to vote them or to receive dividends thereon. The Committee may, at or after the Date of Grant, provide for the payment of dividend equivalents or other distributions on Shares underlying the Restricted Shares Units to the holder thereof either in cash or in additional Shares, subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning of the Restricted Shares Units with respect to which such dividend equivalents are paid.

(g)    Each grant or sale of Restricted Shares Units will specify the time and manner of payment of the Restricted Shares Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in Shares or cash, or a combination thereof.

(h)    Each grant or sale of Restricted Shares Units will be evidenced by an Award Agreement and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

8.    Cash Incentive Awards, Performance Shares and Performance Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Cash Incentive Awards, Performance Shares and Performance Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)    Each grant will specify the number or amount of Performance Shares or Performance Units, or amount payable with respect to Cash Incentive Awards, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.

(b)    The Performance Period with respect to each Cash Incentive Award, Performance Share or Performance Unit will be such period of time (with respect to each Performance Share or Performance Unit not less than one year) as will be determined by the Committee at the time of grant, which may be subject to earlier lapse or other modification, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control only where either (i) the Participant’s Continuous Service is involuntarily terminated for reasons other than for Cause or the Participant terminates his or her Continuous Service for Good Reason or (ii) such Cash Incentive Awards, Performance Shares or Performance Units are not assumed or converted into Replacement Awards.

(c)    Each grant of Cash Incentive Awards, Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level or levels of achievement and may set forth a formula for determining the number of Performance Shares or Performance Units, or amount payable with respect to Cash Incentive Awards, that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

(d)    Each grant will specify the time and manner of payment of Cash Incentive Awards, Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Shares, in Restricted Shares or Restricted Shares Units or in any combination thereof.

(e)    Any grant of Cash Incentive Awards, Performance Shares or Performance Units may specify that the amount payable or the number of Shares, shares of Restricted Shares or Restricted Shares Units with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant.

(f)    No award under this Section 8 shall be entitled to dividends. The Committee may, at the Date of Grant of Performance Shares (but not any other award under this Section 8), provide for the payment of dividend equivalents to the holder thereof either in cash or in additional Shares, subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning of the Performance Shares with respect to which such dividend equivalents are paid.

(g)    Each grant of Cash Incentive Awards, Performance Shares or Performance Units will be evidenced by an Award Agreement and will contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

9.    Profits Interest Units. The Committee may, from time to time and upon such terms and condition as it may determine, authorize the granting of Profits Interest Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)    Each grant will specify the number of Profits Interest Units to which it pertains, subject to the limitations set forth in Section 3 of this Plan.

(b)    Notwithstanding anything else herein to the contrary, Profits Interest Units may only be issued to a Participant for the performance of services to or for the benefit of the Operating Partnership (i) in the Participant’s capacity as a partner of the Operating Partnership, (ii) in anticipation of the Participant becoming a partner of the Operating Partnership (to the extent not already a partner), or (iii) as otherwise determined by the Committee, provided that the Profits Interest Units are intended to constitute “profits interests” within the meaning of the Code, including, to the extent applicable, Revenue Procedure 93-27, 1993-2 C.B. 343 and Revenue Procedure 2001-43, 2001-2 C.B. 191.

(c)    Any grant of Profits Interest Units may specify Management Objectives that must be achieved as a condition to the vesting of such Profits Interest Units. Upon vesting, such Profits Interest Units shall become nonforfeitable, except for events that constitute Cause.

(d)    Each grant will specify the period or periods of Continuous Service by the Participant with the Company Group that is necessary before the Profits Interest Units or installments thereof will vest; provided no grant of Profits Interest Units may become exercisable sooner than after one year.

(e)    Notwithstanding anything to the contrary contained in this Plan (including minimum vesting requirements), any grant of Profits Interest Units may provide for the earlier vesting of such Profits Interest Units, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control only where either (i) the Participant’s Continuous Service is involuntarily terminated for reasons other than for Cause or the Participant terminates his or her Continuous Service for Good Reason or (ii) such Profits Interest Units are not assumed or converted into Replacement Awards.

(f)    Each grant of Profits Interest Units will be evidenced by an Award Agreement. Each Award Agreement will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

(g)    Profits Interest Units granted under this Plan may not provide for any dividends or dividend equivalents thereon; provided, that, Profits Interest Units may be eligible to receive distributions from the Operating Partnership in accordance with the Partnership Agreement.

10.    Other Awards.

(a)    Subject to applicable law and the applicable limits set forth in Section 3 of this Plan, the Committee may grant to any Participant Shares or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of such Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, Affiliates or other business units thereof or any other factors designated by the Committee, awards valued by reference to the book value of the Shares or the value of securities of, or the performance of specified Subsidiaries or Affiliates or other business units of the Company, dividend equivalents and awards that are membership interests in a Subsidiary or Operating Partnership, and OP Interests. The Committee will determine the terms and conditions of such awards; provided, that, dividend equivalents relating to dividends paid on Shares may only be granted with respect to Restricted Share Units and Performance Shares. Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 10 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Shares, other awards, notes or other property, as the Committee determines.

(b)    Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 10.

(c)    The Committee may grant Shares as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.

(d)    If the earning or vesting of, or elimination of restrictions applicable to, an award granted under this Section 10 (including dividend equivalents) is based only on the passage of time rather than the achievement of Management Objectives, the period of time shall be no shorter than one year. If the earning or vesting of, or elimination of restrictions applicable to, awards granted under this Section 10 (including dividend equivalents) is based on the achievement of Management Objectives, the earning, vesting or restriction period may not terminate sooner than after one year.

(e)    Notwithstanding anything to the contrary contained in this Plan (including minimum vesting requirements), any grant of an award under this Section 10 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control only where either (i)  the Participant’s Continuous Service is involuntarily terminated for reasons other than for Cause or the Participant terminates his or her Continuous Service for Good Reason or (ii) such awards are not assumed or converted into Replacement Awards in a manner described in the Award Agreement.

(f)    No award under this Section 10 shall be entitled to dividends paid on Shares. The Committee may provide for the payment of dividend equivalents to the holder of an award granted under this Section 10 either in cash or in additional Shares, subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning of the award with respect to which such dividend equivalents are paid.

11.    Administration of this Plan.

(a)    This Plan will be administered by the Committee. The Committee may from time-to-time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.

(b)    The interpretation and construction by the Committee of any provision of this Plan or of any Award Agreement (or related documents) and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.

(c)    To the extent permitted by law, the Committee may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of awards under this Plan; and (ii) determine the size of any such awards; provided, however, that (A) the Committee will not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, Director, or more than 10% Beneficial Owner (as defined in Section 13 below) of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization sets forth the total number of Shares such officer(s) may grant; and (C) the officer(s) will report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.

12.    Adjustments. The Committee shall make or provide for such adjustments in the number of Shares covered by outstanding Option Rights, Appreciation Rights, Restricted Shares, Restricted Shares Units, Performance Shares, Performance Units and Profits Interest Units granted hereunder and, if applicable, in the number of Shares covered by other awards granted pursuant to Section 10 hereof, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, respectively, in the kind of shares covered thereby, in Cash Incentive Awards, and in other award terms, as the Committee, in its sole discretion, exercised in good faith, shall determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, redomestication, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price, respectively, greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Committee shall also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, shall determine is appropriate to reflect any transaction or event described in this Section 12; provided, however, that any such adjustment to the number specified in Section 3(c) will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Share Option to fail to so qualify.

13.    Change in Control.

(a)    For purposes of this Plan, except as may be otherwise prescribed by the Committee in an Award Agreement made under this Plan, a “Change in Control” will be deemed to have occurred upon the occurrence of any of the following events:

(i)

individuals who, on the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a Director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a Director of the Company as a result of an actual or threatened election contest with respect to the election or removal of Directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director;

(ii)

any Person becomes a Beneficial Owner (as such term is defined in the Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of either (A) 35% or more of the then-outstanding shares of common shares of the Company (“Company Common Shares”) or (B) securities of the Company representing 35% or more of the combined Voting Power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions of Company Common Shares or Company Voting Securities shall not constitute a Change in Control: (W) an acquisition directly from the Company, (X) an acquisition by the Company or a Subsidiary, (Y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (Z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below);

(iii)

the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation or other entity (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding Company Common Shares and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 35% of, respectively, the then outstanding shares of common stock and the combined Voting Power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Reorganization, Sale or Acquisition (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries) (the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Shares and the outstanding Company Voting Securities, as the case may be, and (B) no Person (other than (X) the Company or any Subsidiary, (Y) the Surviving Entity or its ultimate parent entity, or (Z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing) is the Beneficial Owner, directly or indirectly, of 35% or more of the total common stock or 35% or more of the total Voting Power of the outstanding voting securities eligible to elect directors of the Surviving Entity, and (C) at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”);

(iv)	approval by the Shareholders of the Company of a complete liquidation or dissolution of the Company; or

(v)	termination of the Advisor.

(b)    The following provisions shall apply in the event of a Change in Control:

(i)

the awards will receive the following treatment except to the extent that a Replacement Award is provided to the Participant in accordance with Section 13(b)(ii): (A) all awards with time-based vesting conditions or restrictions shall become fully vested (and Option Rights or Appreciation Rights exercisable) at the time of such Change in Control; (B) all awards with respect to which the vesting or amount is based on the satisfaction or achievement of Management Objectives or other performance-based criteria, shall become earned and vested and the performance criteria shall be deemed to be achieved or fulfilled, at the greater of (1) the performance achieved (as determined by the Committee) or (2) the target level of performance applicable to the award, but prorated based on the elapsed proportion of the performance period as of the date of the Change in Control; and (C) all awards shall be paid or settled on the date of the Change in Control. Notwithstanding the foregoing, for each Option Right or Appreciation Right with an Option Price or Base Price, respectively, greater than the consideration offered in connection with such Change in Control, the Committee may in its discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right.

(ii)

if (A) the Company or the Company’s successor replaces the outstanding award with a Replacement Award and (B) the Replacement Award requires accelerated full vesting on a Qualifying Termination (to the extent not previously vested), there will be no accelerated vesting of the Participant’s Replacement Awards due solely to the Change in Control that required the outstanding award to be replaced with a Replacement Award.

(c)    To the extent a Replacement Award vests due to a Qualifying Termination, payment will be made within 10 days following such Qualifying Termination. In order for the Replacement Awards to vest, if the Replacement Award is:

(i)	exempt from Code Section 409A, the Qualifying Termination may occur at any point following the Change in Control.

(ii)	subject to Code Section 409A, the Qualifying Termination must occur within the two years following the Change in Control for the award to vest.

14.    Detrimental Activity and Recapture Provisions. Any Award Agreement may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, either (a) during employment or other service with the Company or a Subsidiary, or (b) within a specified period after termination of such employment or service, shall engage in any detrimental activity. In addition, notwithstanding anything in this Plan to the contrary, any Award Agreement may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Shares may be traded.

15.    Non-U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company or any Subsidiary under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Shareholders.

16.    Transferability.

(a)    Except as otherwise determined by the Committee, no Option Right, Appreciation Right, Restricted Shares, Restricted Shares Unit, Performance Share, Performance Unit, Profits Interest Unit, Cash Incentive Award, award contemplated by Section 10 of this Plan or dividend equivalents paid with respect to awards made under this Plan will be transferable by the Participant except (i) if it is made by the Participant for no consideration to Immediate Family Members or to a bona fide trust, partnership or other entity controlled by and for the benefit of one or more Immediate Family Members (“Immediate Family Members” mean the Participant’s spouse, children, stepchildren, parents, stepparents, siblings (including half brothers and sisters), in-laws, and other individuals who have a relationship to the Participant arising because of legal adoption; however, no transfer may be made to the extent that transferability would cause Form S-8 or any successor form thereto not to be able to register Shares related to an award) or (ii) by will or the laws of descent and distribution. In no event will any such award granted under the Plan be transferred for value. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.

(b)    The Committee may specify at the Date of Grant that part or all of the Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Shares Units or upon payment under any grant of Performance Shares, Performance Units or Profits Interest Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.

17.    Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Shares, and such Participant fails to make arrangements for the payment of tax, then, unless otherwise determined by the Committee, the Company will withhold Shares having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the Shares required to be delivered to the Participant, Shares having a value equal to the amount required to be withheld or by delivering to the Company other Shares held by such Participant. The Shares used for tax withholding will be valued at an amount equal to the market value of such Shares on the date the benefit is to be included in Participant’s income. In no event will the market value of the Shares to be withheld and delivered pursuant to this Section 17 to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld, unless (i) an additional amount can be withheld and not result in adverse accounting consequences and (ii) is permitted by the Committee. Participants will also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of Shares acquired upon the exercise of Option Rights.

18.    Compliance with Section 409A of the Code.

(a)    To the extent applicable, it is intended that this Plan and any grants made hereunder be exempt from the provisions of Section 409A of the Code (or, to the extent Section 409A of the Code applies, compliant with such section), so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)    Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Subsidiaries.

(c)    If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the fifth business day of the seventh month after such separation from service.

(d)    Solely with respect to any award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for any other purposes in respect of such award.

(e)    Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

19.    Amendments.

(a)    The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued or transferred under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the Shareholders in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Shares are traded or quoted, then, such amendment will be subject to Shareholder approval and will not be effective unless and until such approval has been obtained.

(b)    Except in connection with a corporate transaction or event described in Section 12 of this Plan or in connection with a Change in Control, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding “underwater” Option Rights or Appreciation Rights in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without Shareholder approval. This Section 19(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 12 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 19(b) may not be amended without approval by the Shareholders.

(c)    If permitted by Section 409A of the Code, but subject to the paragraph that follows and Section 13, notwithstanding the Plan’s minimum vesting requirements, and including in the case of termination of employment by reason of death, disability or retirement, or in the case of unforeseeable emergency or other special circumstances, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Shares Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares, Performance Units or Profits Interest Units which have not been fully earned, or any other awards made pursuant to Section 10 subject to any vesting schedule or transfer restriction, or who holds Shares subject to any transfer restriction imposed pursuant to Section 16(b) of this Plan, the Committee may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Cash Incentive Awards, Performance Shares, Performance Units or Profits Interest Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

(d)    Subject to Section 19(b) hereof, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively. Subject to Section 12 above, no such amendment will impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

20.    Governing Law. This Plan and all grants and awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the state of incorporation or formation of the Company.

21.    Effective Date/Termination. This Plan will be effective as of the Effective Date. No grant will be made under this Plan after the tenth anniversary of the Effective Date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan. Notwithstanding the immediately preceding sentence, Incentive Shares Options may not be granted after the tenth anniversary of the earlier of: (i) the date the Plan is adopted by the Board, or (ii) the Effective Date.

22.    Miscellaneous Provisions.

(a)    The Company will not be required to issue or transfer any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

(b)    This Plan will not confer upon any Participant any right with respect to Continuous Service with the Company Group or any Company Group Member, nor will it interfere in any way with any right the Company Group or any Company Group Member would otherwise have to terminate such Participant’s employment or other service at any time.

(c)    Except with respect to Section 22(e), to the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Shares Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d)    No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or shares thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e)    No Participant will have any rights as a shareholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the share records of the Company.

(f)    The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(g)    Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of Shares under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan, and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

(h)    Corporate action constituting a grant by the Company of an award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action approving the grant contain terms (e.g., exercise price, vesting schedule or number of Shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(i)    Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any award under the Plan, the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Committee or another third party selected by the Committee. The form of delivery of any Shares (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

(j)    If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect.

23.    Stock-Based Awards in Substitution for Option Rights or Awards Granted by Other Company. Notwithstanding anything in this Plan to the contrary:

(a)    Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(b)    In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by Shareholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under the Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger. Any operation of this Plan in connection with such available shares shall comply with the rules of the applicable national securities exchange on which the Shares are listed.

(c)    Any Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 23(a) or 23(b) above will not reduce the Shares available for issuance or transfer under the Plan or otherwise count against the limits contained in Section 3 of the Plan. In addition, no Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 23(a) or 23(b) above will be added to the aggregate limit contained in Section 3(a)(i) of the Plan.

24.    REIT Status. This Plan shall be interpreted and construed in a manner consistent with the Company’s status as a real estate investment trust (“REIT”). No award shall be granted or awarded, and with respect to any award granted under this Plan, such award shall not vest, be exercisable or be settled: (i) to the extent that the grant, vesting, exercise or settlement could cause the Participant or any other person to be in violation of the share ownership limit or any other limitation on ownership or transfer prescribed by the Company’s charter, or (ii) if, in the discretion of the Committee, the grant, vesting, exercise or settlement of the award could impair the Company’s status as a REIT.

[Remainder Intentionally Left Blank]

The foregoing is hereby acknowledged as being the 2025 Long Term Incentive Plan, adopted by the Board on April 4, 2025 and by the Shareholders on May 20, 2025.

NEXPOINT RESIDENTIAL TRUST, INC.

By:
Name: Matt McGraner
Title: Chief Investment Officer & Executive Vice President

PROXY CARD

SIGN, DATE AND **VOTE** ON THE REVERSE SIDE

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. **PLEASE CAST YOUR PROXY VOTE *TODAY!***

PROXY VOTING OPTIONS

1. **MAIL** your signed and voted proxy back in the postage paid envelope provided
2. **ONLINE** at **vote.proxyonline.com** using your proxy control number found below
3. By **IVR** when you dial toll-free 1-888-227-9349 to reach an automated touchtone voting line
4. By **PHONE** with a live operator when you call toll-free 1-800-581-3949 Monday through Friday 9 a.m. to 10 p.m. Eastern time

CONTROL NUMBER 12345678910

NEXPOINT RESIDENTIAL TRUST, INC.

ANNUAL MEETING OF STOCKHOLDERS – MAY 20, 2025

This Proxy is solicited by the Board of Directors

The undersigned stockholder of NexPoint Residential Trust, Inc., a Maryland corporation (the "Company"), having received notice of the 2025 Annual Meeting and management's Proxy Statement therefor, the terms of each of which are incorporated by reference, and revoking all prior proxies, hereby appoint(s) Mr. Paul Richards and Mr. Matt McGraner (with full power of substitution), as proxies of the undersigned to attend the 2025 Annual Meeting of Stockholders of the Company to be held on Tuesday, May 20, 2025 at 10:00 a.m. Central Time, and any postponement or adjournment thereof (the "Annual Meeting"), and to vote and act upon the matters listed on the reverse side in respect to all shares of common stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

The Annual Meeting will be held exclusively through a virtual format. **You will not be able to attend the Annual Meeting in person.** If you are a stockholder of record and wish to attend and vote at the Annual Meeting, please email EQ Fund Solutions, LLC ("EQFS") at attendameeting@equiniti.com with "NXRT Meeting" in the subject line and provide your full name and address in the body of the email in order to receive the Annual Meeting registration link. If your shares in the Company are held by a financial intermediary, please refer to the notice of annual meeting in the accompanying Proxy Statement for additional information on how to access the Annual Meeting. Requests to attend the annual meeting must be received by EQFS no later than 2:00 p.m. Central Time on May 19, 2025. Please vote your shares in accordance with the instructions on this Proxy Card whether or not you attend the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ON THE REVERSE SIDE AND IN THE DISCRETION OF THE PROXY HOLDERS UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE 2025 ANNUAL MEETING AND ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free **1-800-581-3949. Representatives are available to assist you** Monday through Friday 9 a.m. to 10 p.m. Eastern Time. Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and the 2024 Annual Report are available at: https://vote.proxyonline.com/nexpoint/docs/nxrt.pdf

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[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]

NEXPOINT RESIDENTIAL TRUST, INC.

PROXY CARD

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt with this Proxy Statement of the Board of Directors. Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

SIGNATURE (AND TITLE IF APPLICABLE) DATE

SIGNATURE (IF HELD JOINTLY) DATE

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE FOLLOWING:

		FOR	**WITHHOLD**	
1.	To elect seven directors to serve until the 2026 annual meeting of stockholders.			
	1a. James Dondero	○	○	
	1b. Brian Mitts	○	○	
	1c. Edward Constantino	○	○	
	1d. Scott Kavanaugh	○	○	
	1e. Arthur Laffer	○	○	
	1f. Carol Swain	○	○	
	1g. Catherine Wood	○	○	
		FOR	**AGAINST**	**ABSTAIN**
2.	To approve, on an advisory basis, the compensation of our named executive officers.	○	○	○
		FOR	**AGAINST**	**ABSTAIN**
3.	To approve the NexPoint Residential Trust, Inc. 2025 Long Term Incentive Plan.	○	○	○
		FOR	**AGAINST**	**ABSTAIN**
4.	To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2025.	○	○	○
5.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.			

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments: ______________________________

____

THANK YOU FOR VOTING

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]